                                                                KING & SPALDING
                                                                DRAFT: 2/28/96



          All right, title and interest in and to this Lease Agreement and the Aircraft covered hereby on the part of Wilmington Trust Company, as Owner Trustee, has been assigned to and is subject to a security interest in favor of The Bank of New York, as Indenture Trustee, under the Trust Indenture and Security Agreement (Delta 1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996 (with the exceptions specified therein and as amended or supplemented as permitted thereby), for the benefit of the holders of the Certificates referred to in such Trust Indenture and Security Agreement. This Lease Agreement has been executed in several counterparts. The sole executed original counterpart containing the receipt therefor executed by The Bank of New York, as Indenture Trustee, on the signature pages thereof is the only original counterpart for purposes of applying Article 9 of the Uniform Commercial Code, and no security interest herein may be perfected by delivery and possession of any counterpart other than such original counterpart.

================================================================================

                                LEASE AGREEMENT
                                (DELTA 1994-1)

                           dated as of April 1, 1994

                             Amended and Restated

                                     as of

                                 March 1, 1996

                                    BETWEEN


                           WILMINGTON TRUST COMPANY,

                               as Owner Trustee,

                                    LESSOR


                                      AND


                            DELTA AIR LINES, INC.,

                                    LESSEE

                          One McDonnell Douglas MD-11

================================================================================

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----
SECTION 1.     Definitions...............................................    1

SECTION 2.     Acceptance Under Participation Agreement
               and Lease.................................................   13

SECTION 3.     Term, Rent and Rent Adjustment............................   13

SECTION 4.     Covenants, Representations and Warranties;
               Lessor's Disclaimer of Warranties; Lessor's
               Representations and Warranties............................   16

SECTION 5.     Renewal Options; Purchase Options;
               Return of Aircraft........................................   17

SECTION 6.     Mortgages, Liens..........................................   24

SECTION 7.     Maintenance, Operation, Registration and
               Insignia; Possession......................................   24

SECTION 8.     Replacement and Addition of Parts.........................   32

SECTION 9.     Voluntary Termination.....................................   34

SECTION 10.    Loss, Destruction, Requisition, etc.......................   37

SECTION 11.    Insurance.................................................   44

SECTION 12.    Inspection................................................   48

SECTION 13.    Assignment, Citizenship, etc..............................   49

SECTION 14.    Events of Default.........................................   49

SECTION 15.    Remedies..................................................   51

SECTION 16.    Lessor's Right to Perform for Lessee......................   54

SECTION 17.    Covenant of Quiet Enjoyment...............................   55

SECTION 18.    Further Assurances........................................   55

SECTION 19.    Notices...................................................   55

SECTION 20.    No Set-Off, Counterclaim, etc.............................   56

SECTION 21.    Successor Trustees and Rights of Trustees
               as Lessor.................................................   56

SECTION 22.    Miscellaneous.............................................   57

                                                                           Page
                                                                           ----
SECTION 23.    Trust Estate as Security for Lessor's
               Obligations to Holders....................................    57

SECTION 24.    Investment of Security Funds..............................    58

SECTION 25.    Separate Counterparts.....................................    59

SECTION 26.    Incorporation by Reference................................    60


ANNEX I -      Description of Trust Indenture and Security Agreement
               and Lease Agreement As Previously Entered Into


EXHIBIT A -    Termination Value and Stipulated Loss Value Tables

EXHIBIT B -    List of Foreign Air Carriers

EXHIBIT C -    Basic Rent Table

EXHIBIT D -    Redelivery Certificate

               The interest of Lessor under this Lease Agreement
                      is subject to a security interest.


                                LEASE AGREEMENT
                                (DELTA 1994-1)

          This LEASE AGREEMENT (DELTA 1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996, between WILMINGTON TRUST COMPANY, a Delaware banking corporation, with its principal place of business at Rodney Square North, Wilmington, Delaware, not in its individual capacity, except as otherwise expressly set forth herein, but solely as Owner Trustee under the Trust Agreement referred to in Section 1 hereof (herein called "Lessor"), and DELTA AIR LINES, INC., a Delaware corporation, with its principal place of business at Hartsfield Atlanta International Airport, Atlanta, Georgia (herein called "Lessee").

     WHEREAS, capitalized terms used herein but not otherwise defined have the respective meanings set forth or referred to in Section 1 hereof;

     WHEREAS, Lessor and Lessee have heretofore entered into the Original Lease, as more fully described in Annex I hereto;

     WHEREAS, the Interim Refinancing Loan Participant participated in the payment of Lessor's Cost by providing an interim loan as evidenced by the Interim Refinancing Loan Certificate issued to it;

     WHEREAS, pursuant to Section 20 of the Original Participation Agreement, Lessee, the Owner Participant, the Indenture Trustee and Lessor desire that the Interim Refinancing Loan Certificate be prepaid with the proceeds from the Certificates to be issued under the Indenture; and

     WHEREAS, in connection with such refunding, Lessee, the Owner Participant, Lessor and the Indenture Trustee desire that the Original Lease be amended and restated as provided herein.

     NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee hereby agree that the Original Lease be and the same is hereby amended and restated in its entirety as follows:


                             W I T N E S S E T H :
                             - - - - - - - - - - -

          SECTION 1.   Definitions. The following terms have the following
                       -----------
meanings for all purposes of this Lease Agreement, such definitions to be equally applicable both to the singular and plural forms of the terms herein defined:

          "Act" means Subtitle VII of Title 49 of the United States Code.
           ---

          "Affiliate" means, with respect to any person, any other person
           ---------
     directly or indirectly controlling, controlled by or under common control with such person. For the purposes of this definition, "control" (including "controlled by" and "under common control with") means the power, directly or indirectly, to direct or cause the direction of the management and policies of such person whether through the ownership of voting securities or by contract or otherwise.

          "Aircraft" means the Airframe together with the three Engines
           --------
     described in the Lease Supplement, or any engine transferred to Lessor in substitution for any of said Engines pursuant to Section 5(c), 9(b), 10(a) or 10(b), whether or not any of such initial or substituted Engines may from time to time be installed on the Airframe or on any other airframe.

          "Airframe" means and includes: (i) the McDonnell Douglas MD-11
           --------
     airframe (excluding the Engines or engines from time to time installed thereon) to be sold by Lessee to Lessor pursuant to the Participation Agreement and leased by Lessor to Lessee hereunder and under the Lease Supplement pursuant to Section 2 of the Original Lease and having the United States FAA Registration Number and Manufacturer's serial number specified in such Lease Supplement; (ii) any replacement airframe substituted for the Airframe pursuant to Section 10; and (iii) except as otherwise provided in Section 8, any and all Parts from time to time incorporated in, installed on or attached to the Airframe, or removed therefrom so long as title thereto remains vested in Lessor in accordance with the terms of Section 8 after removal from the Airframe. Except as otherwise set forth herein, when a replacement airframe is so substituted and the Airframe is released from the Lien of the Indenture, the replaced Airframe shall cease to be the Airframe.

          "Bankruptcy Code" means the Bankruptcy Reform Act of 1978, as amended
           ---------------
     from time to time.

          "Bankruptcy Default" means any event specified in Section 14(f), 14(g)
           ------------------
     or 14(h) which with the giving of notice or lapse of time or both would constitute an Event of Default.

          "Basic Rent" means the rent payable throughout the Term for the
           ----------
     Aircraft pursuant to Sections 3(a) with respect to the Basic Term, as adjusted pursuant to the provisions of Section 3(c), and any rent payable pursuant to Section 5(a) with respect to the Renewal Term, if any.

          "Basic Term" has the meaning specified in Section 3(a).
           ----------

          "Basic Term Commencement Date" means October 11, 1994.
           ----------------------------

          "Business Day" means any day other than a Saturday, Sunday or other
           ------------
     day on which commercial banks in the States of New York, Georgia or Delaware are authorized or required by law to close.

          "Certificate" or "Certificates" has the meaning specified in the
           -----------------------------
     Indenture.

          "Citizen of the United States" has the meaning set forth in 49 U.S.C.
           ----------------------------
     Section 40102(a)(15) (and the regulations thereunder) or any analogous part of any successor or superseding regulation or statute.

          "Closing Date" has the meaning specified in the Participation
           ------------
     Agreement.

          "Code" means the Internal Revenue Code of 1986, as amended from time
           ----
     to time, except as otherwise provided herein.

          "Consent and Agreement" means the Consent and Agreement (Delta 1994-1)
           ---------------------
     dated as of April 1, 1994 executed by the Manufacturer, as the same may be amended, modified or supplemented from time to time.

          "CRAF" means the Civil Reserve Air Fleet Program established pursuant
           ----
     to 10 U.S.C. (S)(S) 9511-13 or any similar substitute program.

          "Debt Rate" has the meaning specified in the Participation Agreement.
           ---------

          "Default" means any event which with the giving of notice or lapse of
           -------
     time or both would constitute an Event of Default.

          "Delivery Date" means April 12, 1994.
           -------------

          "EBO Date" has the meaning specified in Schedule A to the
           --------
     Participation Agreement.

          "EBO Percentage" has the meaning specified in Schedule A to the
           --------------
     Participation Agreement.

          An "Engine" means and includes: (i) each of the three Pratt & Whitney
              ------
     PW4460 engines listed by manufacturer's serial numbers in the Lease Supplement, whether or not from time to time installed on the Airframe or any other airframe, and (ii) any replacement engine substituted, pursuant to Section 5(c), 9(b), 10(a) or 10(b), for any Engine; together in each case with any and all Parts from time to time incorporated in, installed on or attached thereto, or removed therefrom as long as title thereto remains vested in Lessor in accordance with Section 8 after removal from such Engine. Except as otherwise set forth herein, when a replacement engine is so substituted and the Engine for which the substitution is made is released from the Lien of the Indenture, such replaced Engine shall cease to be an Engine. The term "Engines" means, as of any date of determination, the three Engines then leased hereunder.

          "Engine Consent and Agreement" means the Engine Consent and Agreement
           ----------------------------
     (Delta 1994-1) dated as of April 1, 1994 and executed by the Engine Manufacturer, as the same may be amended, modified or supplemented from time to time.

          "Engine Manufacturer" means United Technologies Corporation, a
           -------------------
     Delaware corporation, and its successors and assigns.

          "Event of Default" means each of the events specified in Section 14.
           ----------------

          "Event of Loss" means any of the following events which occur during
           -------------
     the Term with respect to the Aircraft, the Airframe or any Engine: (i) loss of such property or the use thereof due to theft or disappearance of such property for a period of 120 days, or such longer period not to exceed one year (or 180 days if Lessee's senior unsecured long-term debt is not rated Investment Grade) from the time such loss initially occurred, but only so long as the location of such property is known and Lessee is diligently pursuing the recovery of such property (unless such loss constitutes an Event of Loss under clause (ii) or clause (iii) below), or in any event if such loss is continuing on the last day of the Term; (ii) loss of such property due to destruction, damage beyond repair or rendition of such property permanently unfit for normal use by Lessee for any reason whatsoever; (iii) any damage to such property or other event which results in an insurance settlement with respect to such property on the basis of a total loss or constructive or compromised total loss; (iv) any seizure, condemnation, confiscation or taking of, or requisition of title to or use of, such property by any governmental authority or purported governmental authority, but, in any case involving loss of use but not of title, only if such loss of use continues for a period of twelve months or until the last day of the Term, whichever occurs first, provided that if such loss of use
                                              --------
     results from action by the United States or any agency thereof, the obligations of which have the full faith and credit of the United States, only if such loss of use continues beyond the last day of the Term; (v) as a result of any law, rule, regulation, order, or other action by the FAA, the United States Department of Transportation or any other governmental body (including any court) having jurisdiction, the use of such property in the normal course of Lessee's business shall have been prohibited for a period of six consecutive months, unless Lessee, prior to the expiration of such six-month period, shall have undertaken and shall be diligently carrying forward all steps which are necessary or desirable to permit the normal use of such property by Lessee, but in any event if such prohibition is continuing on the last day of the Term; or (vi) Lessee ceases to be a "certificated air carrier" within the meaning of Section 1110 of the Bankruptcy Code and, as a result thereof, the benefits of Section 1110 of the Bankruptcy Code have, in the reasonable opinion of counsel chosen by the Owner Participant or the Indenture Trustee, ceased to be available to Lessor and the Indenture Trustee with respect to the Aircraft.

          An Event of Loss with respect to the Aircraft shall be deemed to have occurred if an Event of Loss occurs with respect to the Airframe. The date of any Event of Loss shall be the date of such loss, damage, insurance settlement, seizure, condemnation, confiscation, taking or requisition of title or use or prohibition, except that for the purposes of clauses (i),
     (iv) and (v) above, no Event of Loss shall be deemed to have occurred until the expiration of all applicable periods referred to therein. Notwithstanding the foregoing, (a) at the election of Lessee, any loss of use described in clause (iv) above resulting from action by the United States or any agency thereof continuing for a period of twelve months shall be an Event of Loss upon the giving of notice by Lessee to Lessor within 30 days following the end of such twelve-month period and (b) if an Event of Loss described in any of clauses (i), (iv) or (v) above shall have occurred (including by reason of the foregoing clause (a)), Lessor may elect, on or within 30 days following the date upon which such Event of Loss is deemed to have occurred, that no Event of Loss has occurred, in which case the Owner Participant shall be deemed to have elected irrevocably to terminate this Lease pursuant to the fourth paragraph of Section 9(a).

          "Excepted Payments" has the meaning specified in the Indenture.
           -----------------

          "FAA" means the Federal Aviation Administration, or its successors.
           ---

          "Fair Market Rent" has the meaning specified in Section 5(a)(ii).
           ----------------

          "Fair Market Value" has the meaning specified in Section 5(b)(ii).
           -----------------

          "FSC" means Larkspur International Sales, Inc., a Virgin Islands
           ---
     foreign sales corporation.

          "GTA" has the meaning specified in the Purchase Agreement Assignment.
           ---

          "Holder" has the meaning specified in the Indenture.
           ------

          "Indemnity Agreement" means the Indemnity Agreement (Delta 1994-1)
           -------------------
     dated as of April 1, 1994, as amended and restated as of March 28, 1995, and as further amended and restated as of March 1, 1996, between Lessee and the Owner Participant, as amended or supplemented from time to time.

          "Indenture" means the Trust Indenture and Security Agreement (Delta
           ---------
     1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996, between Lessor (not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee) and the Indenture Trustee (not in its individual capacity, except as expressly provided therein, but solely as Indenture Trustee) relating to the Aircraft, as supplemented or amended from time to time, including as supplemented by the Trust Agreement and Trust Indenture Supplement.

          "Indenture Estate" has the meaning specified in the Indenture.
           ----------------

          "Indenture Trustee" means The Bank of New York, a New York banking
           -----------------
     corporation, not in its individual capacity but solely in its capacity as indenture trustee under the Indenture, and its permitted successors and assigns as trustee thereunder.

          "Indenture Trustee's Lien" means any Lien on the Indenture Estate
           ------------------------
     resulting from (i) claims against the Indenture Trustee or The Bank of New York in its individual capacity not related to the administration of the Indenture Estate or any transactions contemplated by the Indenture or any other Operative Document, (ii) any act or omission of the Indenture Trustee or The Bank of New York in its individual capacity which is not related to the transactions contemplated by the Operative Documents or is in violation (to the extent any violation by The Bank of New York in its individual capacity results from its negligence or negligent or willful misconduct) of any of the terms of the Operative Documents or (iii) taxes or other claims against the Indenture Trustee or The Bank of New York in its individual capacity, not indemnified by Lessee under the Participation Agreement or the Indemnity Agreement.

          "Initial Indemnity Agreement" means the Indemnity Agreement (Delta
           ---------------------------
     1994-1) dated as of April 1, 1994 between the Lessee and the Owner Participant.

          "Interim Refinancing Loan Certificate" means the Loan Certificate in
           ------------------------------------
     the initial outstanding principal amount of

     $79,600,000 issued on March 28, 1995 to the Interim Refinancing Loan Participant pursuant to the Original Indenture.

          "Interim Refinancing Loan Participant" means The Mitsubishi Trust and
           ------------------------------------
     Banking Corporation, New York Branch, its successors and permitted assigns.

          "Interim Term" has the meaning specified in Section 3(a).
           ------------

          "Investment Grade" means a combination of any two of the following
           ----------------
     ratings: (i) a Moody's Investors Service, Inc. rating of Baa3 or better,
     (ii) a Standard & Poor's Corporation rating of BBB- or better and (iii) a Duff & Phelps rating of BBB- or better, each as defined on the date hereof. If any of the foregoing rating organizations withdraws from the business of rating corporate debt obligations, another nationally recognized statistical rating organization making a rating on the relevant corporate debt obligations may be substituted for the withdrawn rating organization for the purpose of giving effect to the foregoing sentence, in which event the rating of such other rating organization that is the equivalent of the ratings specified in the foregoing sentence shall be used as the appropriate standard.

          "Lease Agreement", "this Lease Agreement", "this Lease", "this
           ---------------    --------------------    ----------    ----
     Agreement", "herein", "hereunder" or other like words means and includes
     ---------    ------    ---------
     this Lease Agreement (Delta 1994-1) and the Lease Supplement and any amendment or supplement hereto or thereto entered into from time to time.

          "Lease Supplement" means the Lease Supplement (Delta 1994-1) No. 1
           ----------------
     dated the Delivery Date, including any amendments or supplements thereto (including, without limitation, Lease Supplement No. 2 dated October 10,
     1994).

          "Lessor's Cost" means the amount set forth in Item 4 of Schedule A to
           -------------
     the Participation Agreement.

          "Lessor's Lien" means any Lien on the Indenture Estate or the Trust
           -------------
     Estate resulting from (i) claims against Lessor, in its individual capacity or as Owner Trustee, not related to Lessor's ownership of the Aircraft or the administration of the Trust Estate or the Indenture Estate or any transactions contemplated by the Trust Agreement, the Indenture or any other Operative Document, (ii) any act or omission of Lessor, in its individual capacity or as Owner Trustee, which is not related to the transactions contemplated by the Operative Documents or is in violation (to the extent any violation by the Owner Trustee in its individual capacity results from its negligence or negligent or willful misconduct) of any of the terms of the Operative Documents or (iii) taxes or other claims against Lessor, in its individual capacity or as Owner

     Trustee, not indemnified by Lessee under the Participation Agreement or the Indemnity Agreement.

          "Lien" means any mortgage, pledge, lien, charge, encumbrance, lease or
           ----
     security interest.

          "Manufacturer" means McDonnell Douglas Corporation, a Maryland
           ------------
     corporation, and its successors and assigns.

          "Net Economic Return" means the Owner Participant's anticipated after-
           -------------------
     tax yield, utilizing the multiple investment sinking fund method of analysis, aggregate after-tax cash flow and no less than 85% of the amount of annual FASB 13 earnings, in each case computed on the basis of the same methodology and assumptions as were utilized by the Owner Participant in determining Basic Rent, Stipulated Loss Value and Termination Value percentages and the EBO Percentage in the schedules hereto and to the Participation Agreement as of the Refunding Date, as such assumptions may be adjusted for events which have been the basis of adjustments to Rent pursuant to Section 3(c).

          "Net Present Value of Rents" as of any date means the net present cost
           --------------------------
     to Lessee, discounted at [9.054%] per annum (computed on the basis of a 360-day year composed of twelve 30-day months and assuming that Basic Rent due on a day which is not a Business Day is payable on the next succeeding Business Day (without further accrual of interest)) compounded semi-annually to such date, and expressed as a percentage of Lessor's Cost of all unpaid Basic Rent payments during the Basic Term, as set forth in Exhibit C, as amended from time to time.

          "Operative Documents" means the following documents:
           -------------------
             (i)    this Lease;

            (ii)    the Lease Supplement;

           (iii)    the Participation Agreement;

            (iv)    the Trust Agreement;

             (v)    the Indenture and the Certificates issued thereunder;

            (vi)    the Trust Agreement and Trust Indenture Supplement;

           (vii) an AC Form 8050-2 Bill of Sale for the Aircraft (the "FAA Bill of Sale"), executed by Lessee in favor of Lessor and dated the Delivery Date;

          (viii) an additional full warranty bill of sale for the Aircraft (together with the FAA Bill of Sale referred to in clause
                    (vii) above collectively called "Bills of Sale"), executed by Lessee in favor of Lessor, dated the Delivery Date and specifically referring to each Engine and the Airframe constituting such Aircraft;

            (ix)    the Indemnity Agreement;

             (x)    the Purchase Agreement;

            (xi)    the Purchase Agreement Assignment;

           (xii)    the Consent and Agreement;

          (xiii)    the Engine Consent and Agreement; and

           (xiv)    the Pass Through Agreement.

          "Original Documents" means the documents and instruments executed or
           ------------------
     delivered on or prior to the Delivery Date in connection with the transactions contemplated by the Original Participation Agreement, including, without limitation, the Original Indenture, the Original Lease, the Original Loan Certificate, the Interim Refunding Loan Certificate, the Original Participation Agreement, the Original Trust Agreement, the Initial Indemnity Agreement, and the Original Indemnity Agreement.

          "Original Indenture" means the Trust Indenture and Security Agreement
           ------------------
     (Delta 1994-1) between the Owner Trustee and the Original Indenture Trustee, as it was originally executed as of April 1, 1994 and delivered by the parties thereto, as amended and supplemented as described in Annex I hereto.

          "Original Indenture Trustee" means NationsBank of Georgia, National
           --------------------------
     Association.

          "Original Lease" means the Lease Agreement (Delta 1994-1) between
           --------------
     Lessor and Lessee, as it was originally executed as of April 1, 1994 and delivered by the parties thereto, as amended and supplemented as described in Annex I hereto.

          "Original Loan Certificate" means the Loan Certificate issued to the
           -------------------------
     Original Loan Participant pursuant to the Original Participation Agreement and the Original Indenture on the Delivery Date.

          "Original Loan Participant" means The Sumitomo Bank, Limited, Atlanta
           -------------------------
     Agency.

          "Original Participation Agreement" has the meaning specified in the
           --------------------------------
     Participation Agreement.

          "Original Trust Agreement" means the Trust Agreement (Delta 1994-1) as
           ------------------------
     it was originally executed as of April 1, 1994, between the Owner Participant and Lessor in its individual capacity, as supplemented by the Trust Agreement and Trust Indenture Supplement.

          "Owner Participant" means the entity executing the Participation
           -----------------
     Agreement as the Owner Participant and each permitted successor and assign thereof pursuant to Section 9.01 of the Trust Agreement and Section 16 of the Participation Agreement.

          "Owner Participant's Lien" means any Lien on the Indenture Estate or
           ------------------------
     the Trust Estate resulting from (i) claims against the Owner Participant not related to the Owner Participant's beneficial interest in the Aircraft or any transactions contemplated by any of the Operative Documents, (ii) any act or omission of the Owner Participant which is not related to the transactions contemplated by the Operative Documents or is in violation of any of the terms of the Operative Documents or (iii) taxes or other claims against the Owner Participant or the Trust Estate not indemnified by Lessee under the Participation Agreement or the Indemnity Agreement.

          "Owner Trustee" has the meaning specified in the Participation
           -------------
     Agreement.

          "Part" or "Parts" means all appliances, instruments, accessories,
           ----      -----
     seats or other equipment or parts of whatever nature, except Engines or engines, which are from time to time a part of or installed on or attached to the Airframe or any Engine.

          "Participation Agreement" means the Participation Agreement (Delta
           -----------------------
     1994-1) dated as of April 1, 1994, as amended and restated as of March 1, 1996, among Lessee, Lessor (not in its individual capacity, except as expressly provided therein, but solely as Owner Trustee), the Owner Participant, the Original Loan Participant, the Pass Through Trustee and the Indenture Trustee (not in its individual capacity, except as expressly provided therein, but solely as Indenture Trustee), as amended or supplemented from time to time.

          "Pass Through Agreement" has the meaning specified in the
           ----------------------
     Participation Agreement.

          "Pass Through Trustee" has the meaning specified in the Participation
           --------------------
     Agreement.

          "Past Due Rate" means a fluctuating rate of interest per annum equal
           -------------
     to the rate of interest announced publicly by Citibank, N.A. in New York, New York from time to time as such bank's base rate plus 2%, each change in such fluctuating rate to take effect simultaneously with the corresponding change in such rate (in each case, calculated on the basis of a 365 or 366 day year, as the case may be, and the actual number of days elapsed).

          "Payment Date" has the meaning specified in Section 3(a).
           ------------

          "Payment Default" means any event specified in Section 14(a) or 14(b)
           ---------------
     which with the giving of notice or lapse of time or both would constitute an Event of Default.

          "Permitted Air Carrier" has the meaning specified in Section 7(b)(A).
           ---------------------

          "Permitted Lien" means any Lien to the extent excepted from the
           --------------
     Lessee's obligation to remove Liens pursuant to Section 6.

          "Permitted Sublessee" means any sublessee or transferee under any
           -------------------
     sublease or transfer permitted pursuant to Section 7(b).

          "Purchase Agreement" has the meaning specified in the Purchase
           ------------------
     Agreement Assignment.

          "Purchase Agreement Assignment" means the Purchase Agreement
           -----------------------------
     Assignment (Delta 1994-1) dated as of April 1, 1994 between Lessee and Lessor, as amended or supplemented from time to time.

          "Recapture Period" means the period beginning on the Delivery Date and
           ----------------
     ending on September 30, 2001 or such longer period over which the Owner Participant may be required to claim depreciation deductions for federal income tax purposes as a result of a "Loss" (as defined in the Indemnity Agreement).

          "Refunding Date" has the meaning specified in the Participation
           --------------
     Agreement.

          "Renewal Term" means the extension of the term of this Lease provided
           ------------
     for in Section 5(a).

          "Rent" means Basic Rent and Supplemental Rent, collectively.
           ----

          "Requisitioning Government" means any governmental agency or
           -------------------------
     instrumentality that requisitions the Airframe or any Engine during the Term.

          "Responsible Officer" has the meaning specified in the Participation
           -------------------
     Agreement.

          "Seller" has the meaning specified in the Participation Agreement.
           ------

          "Stipulated Loss Value" for the Aircraft as of any particular date of
           ---------------------
     computation means the greater of (x) the amount determined for such date in accordance with Section 10, as increased or reduced in accordance with the terms of Section 3(c), and (y) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon. It is understood and agreed that the amounts set forth on Exhibit A, for dates other than Payment Dates, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and accordingly no further accrual or credit shall be required whenever Stipulated Loss Value is calculated with reference to any such date. To the extent that an event giving rise to an obligation to pay Stipulated Loss Value occurs and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States federal income tax consequences reflected in the applicable Stipulated Loss Value, such Stipulated Loss Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss of tax benefits but shall be otherwise based on the original assumptions used in determining such Stipulated Loss Value; provided, however, that in no event shall an
                            --------  -------
     adjustment hereunder or contemplated by Section 3(c) result in a Stipulated Loss Value lower than as provided by clause (y) above. During the Renewal Term, if any, "Stipulated Loss Value" means the amount determined pursuant to Section 5.

          "Supplemental Rent" means any and all amounts liabilities and
           -----------------
     obligations (other than Basic Rent) which Lessee assumes, becomes obligated to or agrees to pay hereunder, under the Participation Agreement, under the Indemnity Agreement and under any other Operative Document to Lessor or others including, without limitation, Termination Value and Stipulated Loss Value payments, indemnity payments, any premium payable pursuant to the Indenture, and any amount payable by the Owner Trustee in respect of the Certificates or the Indenture (excluding principal and interest) and the Trust Agreement.

          "Term" means and includes the Interim Term, the Basic Term and the
           ----
     Renewal Term, if any, for the Aircraft.

          "Termination Date" has the meaning set forth in Section 9(a).
           ----------------

          "Termination Value" for the Aircraft as of any particular date of
           -----------------
     computation means the greater of (x) the amount determined for such date in accordance with Section 9, as increased or reduced in accordance with the terms of Section 3(c), and (y) an amount at least sufficient to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon. It is understood and agreed that the amounts set forth on Exhibit A, for dates other than Payment Dates, fully reflect appropriate Basic Rent accruals and credits of unearned Basic Rent and accordingly no further accrual or credit shall be required whenever Termination Value is calculated with reference to any such date. To the extent that an event giving rise to an obligation to pay Termination Value occurs and the actual date on which the loss of tax benefits resulting from such event occurs shall be earlier or later than the date assumed in calculating the United States federal income tax consequences reflected in the applicable Termination Value, such Termination Value shall be appropriately adjusted upwards or downwards to reflect the actual date of such loss of tax benefits but shall be otherwise based on the original assumptions used in determining such Termination Value; provided, however, that in no event shall such an adjustment or any
            --------  -------
     adjustment contemplated by Section 3(c) result in a Termination Value lower than as provided by clause (y) above. During the Re-newal Term, if any, "Termination Value" means the amount specified pursuant to Section 5.

          "Trust Agreement" means the Trust Agreement (Delta 1994-1) dated as of
           ---------------
     April 1, 1994, as amended and restated as of March 1, 1996, between the Owner Participant and Lessor in its individual capacity (receipt of an executed counterpart of which is hereby acknowledged by Lessee), as supplemented or amended from time to time, including as supplemented by the Trust Agreement and Trust Indenture Supplement.

          "Trust Agreement and Indenture Supplement" means the Trust Agreement
           ----------------------------------------
     and Trust Indenture Supplement (Delta 1994-1) dated as of the Delivery
     Date.

          "Trust Estate" has the meaning specified in the Trust Agreement.
           ------------

     SECTION 2.  Affirmation of Acceptance and Lease. Each of Lessor, having
                 -----------------------------------
accepted delivery of the Aircraft from Lessee on the Delivery Date and having simultaneously leased the Aircraft to Lessee, and Lessee, having leased the Aircraft from Lessor on the Delivery Date, as evidenced by the execution by Lessor and Lessee of the Lease Supplement (which is incorporated by reference herein), hereby affirms the terms and conditions of the Original Lease as herein amended and restated and of the Purchase Agreement Assignment.

     SECTION 3.  Term, Rent and Rent Adjustment. (a) Term and Basic Rent. The
                 ------------------------------      -------------------
Interim Term commenced on the Delivery Date and ended at 12:01 a.m. EST or EDT, as the case may be, on the Basic Term Commencement Date. The Basic Term shall commence upon the expiration of the Interim Term and shall end at 11:59 pm. EST or EDT, as the case may be, on the twenty-third anniversary of the Basic Term Commencement Date, or such earlier date on which this Lease is terminated as provided herein.

          Throughout the Basic Term on each semi-annual date that corresponds to the Basic Term Commencement Date (each such date and, if Lessee exercises its option to renew this Lease pursuant to Section 5(a), the corresponding dates in April and October during the Renewal Term, if any, being referred to herein as a "Payment Date"), Lessee shall pay to Lessor in immediately available funds Basic Rent in the amount specified in Exhibit C for such date as such amount may be adjusted pursuant to Section 3(c). Anything herein or in the Participation Agreement to the contrary notwithstanding, on each Payment Date, Lessee shall pay as Basic Rent that amount which, under the circumstances and in any event, is at least sufficient to pay in full, as of such Payment Date, the aggregate principal amount of due and unpaid installments on the Certificates outstanding on such Payment Date, together with the accrued and unpaid interest thereon.

          (b)  Supplemental Rent. Lessee also shall pay any and all Supplemental
               -----------------
Rent promptly as it shall become due and owing (such payment to be made to the party entitled thereto or, if the payee is not specified, then to Lessor). If Lessee fails to pay any Supplemental Rent, Lessor, or any other party to the Operative Documents entitled to payment thereunder, shall have the same rights, powers and remedies provided for herein or by law or equity or otherwise as in the case of nonpayment of Basic Rent. Lessee shall also pay as and when due as Supplemental Rent any premium payable by Lessor upon a prepayment or purchase of the Certificates pursuant to the Indenture. Lessee will also pay interest on demand as Supplemental Rent, to the extent permitted by applicable law, as follows: (i) with respect to payments of Supplemental Rent to, or to be received by, any Holder, and with respect to the portion of a Basic Rent payment scheduled to be applied to Lessor's payments of principal and interest on the Certificates, at a rate per annum equal to (and computed on the same basis as) the rate applicable to the Certificates during the relevant period or overdue period, as the case may be, and (ii) with respect to all other payments of Supplemental Rent and with respect to the portion of a Basic Rent payment not scheduled to be applied to Lessor's payments of principal and interest on the Certificates, at the Past Due Rate, on any part of any installment of Basic Rent not paid when due for the period during which the same is overdue and on any payment of Supplemental Rent payable but not paid when due or demanded by the recipient entitled thereto for the period until the same is paid.

          (c)  Adjustments. The amounts of Basic Rent set forth in Exhibit C
               -----------
hereto and the percentages for Stipulated Loss Value and

Termination Value set forth in Exhibit A hereto and the EBO Percentage shall be adjusted from time to time (upward or downward) in the manner set forth in
Section 3(e) to reflect (i) any refunding of the Certificates pursuant to
Section 20 of the Participation Agreement, and (ii) [intentionally omitted]. Any such adjustment shall be set forth in an amendment or supplement complying with the last sentence of Section 3(a); provided, however, that the execution and
                                   --------  -------
delivery of such an amendment or supplement shall not be a condition to the effectiveness of any adjustment required by the terms hereof.

          (d)  Manner of Making Payments; Payment to Indenture Trustee. All
               -------------------------------------------------------
payments pursuant to this Lease shall be received by 12:00 noon Eastern Standard (or Daylight) Time on the date payment is due in U.S. dollars and in immediately available funds. If any Payment Date is not a Business Day, then payment shall be due on the next succeeding Business Day without interest or penalty. All payments of Rent and all other amounts payable by Lessee hereunder (other than Excepted Payments, which shall be paid to the person entitled thereto), shall be paid by Lessee to Lessor at its office at 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration, or as Lessor may otherwise specify by notice. So long as the Indenture has not been discharged pursuant to Section 14.01 thereof, Lessor hereby directs, and Lessee agrees, that all payments of Rent and all other amounts payable by Lessee hereunder (other than Excepted Payments, which shall be paid to the person entitled thereto) shall be paid directly to the Indenture Trustee at its office at 100 Ashford Center North, Suite 520, Atlanta, Georgia 30338, Attention: Corporate Trust Lease Administration, or as the Indenture Trustee may otherwise specify by notice, at such time so as to be received by the Indenture Trustee prior to 12:00 noon Eastern Standard Time or Eastern Daylight Time on the date of payment.

          (e)  Manner of Making Adjustments. All adjustments pursuant to Section
               ----------------------------
3(c) shall be made as promptly as practicable after either the Owner Participant or Lessee gives written notice to the other that an event has occurred which might require an adjustment. All adjustments shall be made in a manner which (A) maintains the Owner Participant's Net Economic Return, (B) to the extent possible consistent with clause (A), minimizes the Net Present Value of Rents and (C) complies with the requirements of the last sentence of Section 3(a); provided, however, that the EBO Percentage will in all cases be adjusted to the percentage which, when multiplied by Lessor's Cost, is the greatest of (i) the Termination Value as of the EBO Date, (ii) [$__________] and (iii) the present value as of the EBO Date of (A) the remaining Basic Rent plus (B) [$__________] (using a 14.55% discount rate assuming semi-annual payments). Any recalculation of Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the EBO Percentage shall be calculated by the Owner Participant, subject to verification by Lessee and Babcock & Brown Financial Corporation, on the basis of the same methodology and assumptions used by the Owner Participant in determining the Basic Rent, Stipulated Loss Value percentages and Termination Value percentages and the EBO Percentage as of the Refunding Date (including compliance with Revenue Procedures 75-21 and 75-28 and Section 467 of the Code), except as such assumptions have been modified hereunder. All adjustments (i) shall be made so as to avoid characterization of the Lease as a "disqualified leaseback or long-term agreement" within the meaning of Section 467 of the Code (to the extent of compliance with Section 467 of the Code as in effect on the Delivery Date, it being understood that, to the extent that the schedule of Basic Rent complies on the Delivery Date with any grandfather or similar provisions in any regulations under Section 467 or other administrative pronouncement interpreting Section 467 promulgated or issued after the Delivery Date, such structure shall be deemed to be in compliance with
Section 467 on the Delivery Date) and to avoid any additional risk of such characterization and (ii) shall be in compliance with the requirements of Revenue Procedure 75-21 and Sections 4.02(5), 4.07(1), 4.07(2) and, on a prospective basis, 4.08(1) of Rev. Proc. 75-28. If Lessee believes that such calculations by the Owner Participant are in error and after consultation Lessee and Owner Participant are unable to agree on the proper adjustment, then a nationally recognized firm of accountants selected by the Owner Participant and reasonably acceptable to Lessee shall verify the Owner Participant's final calculations. The Owner Participant will make available to such firm the methodology and assumptions referred to above and any changes thereto made hereunder (subject to the execution by such firm of a confidentiality agreement reasonably acceptable to the Owner Participant prohibiting disclosure of such methodology and assumptions to any third party including Lessee). The determination by such firm of accountants shall be final. The Owner Participant will pay the reasonable costs and expenses of the verification if it results in a decrease in Basic Rent which decreases the Net Present Value of Rents by more than ten basis points from the Net Present Value of Rents as recalculated by the Owner Participant. In all other cases, Lessee will pay such costs and expenses.

          (f)  Obligations at Lessee's Expense. All obligations of Lessee or any
               -------------------------------
sublessee or transferee in this Lease shall be done, performed or complied with at Lessee's cost and expense, unless otherwise expressly stated.

     SECTION 4.  Covenants, Representations and Warranties; Lessor's Disclaimer
                 --------------------------------------------------------------
of Warranties; Lessor's Representations and Warranties. NONE OF LESSOR (IN ITS
------------------------------------------------------
INDIVIDUAL CAPACITY OR AS OWNER TRUSTEE), THE OWNER PARTICIPANT, ANY HOLDER OR THE INDENTURE TRUSTEE MAKES, HAS MADE OR SHALL BE DEEMED TO MAKE OR HAVE MADE, AND EACH HAS AND WILL BE DEEMED TO HAVE EXPRESSLY DISCLAIMED, ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AS TO THE TITLE, AIRWORTHINESS, VALUE, CONDITION, DESIGN, OPERATION, MERCHANTABILITY OR FITNESS OR SUITABILITY FOR PARTICULAR USE OR PURPOSE OF THE AIRCRAFT OR ANY PART THEREOF, AS TO THE ABSENCE OF LATENT OR OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY

INFRINGEMENT OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF ANY OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF, except that Lessor, in its individual capacity, hereby represents and warrants that (i) on the Delivery Date it received whatever title was conveyed to it by Lessee, (ii) on the Delivery Date and the Refunding Date, the Aircraft was and is free of Lessor's Liens attributable to Lessor in its individual capacity, and (iii) on the date of any transfer of Lessor's right, title and interest in the Airframe or in an Engine or the Engines or in the Aircraft pursuant to Section 5, 9 or 10, the Aircraft, Airframe, or the Engine or Engines, as the case may be, shall be free of Lessor's Liens attributable to Lessor in its individual capacity. None of the provisions of this Section 4 or any other provision of this Agreement shall amend, modify or otherwise affect the representations, warranties or other obligations (express or implied) of the Manufacturer or the Engine Manufacturer or any subcontractor or supplier of the Manufacturer or the Engine Manufacturer with respect to the Airframe, the Engines, or any Parts or release the Manufacturer or the Engine Manufacturer or any such subcontractor or supplier from any such representation, warranty or obligation. Unless an Event of Default shall have occurred and be continuing, Lessor shall assign or otherwise make available to Lessee such rights as Lessor may have under any representation, warranty or other obligation with respect to the Aircraft made by the Manufacturer or any of its subcontractors or suppliers or any other claims against the Manufacturer or any such subcontractor or supplier with respect to the Aircraft; provided that any proceeds held while any
                                       --------
Event of Default or Payment Default shall have occurred and be continuing shall be held pursuant to Section 24 hereof as security for Lessee's obligations hereunder and under the Participation Agreement and the Indemnity Agreement. Lessor represents and warrants in its individual capacity that it is a Citizen of the United States.

          SECTION 5.  Renewal Options; Purchase Options; Return of Aircraft.
                      -----------------------------------------------------
(a) Renewal Option.  (i) Not more than 540 days nor less than 180 days prior to
    --------------
the last day of the Basic Term, Lessee may provide irrevocable written notice (a "Preliminary Notice") to Lessor that it shall exercise either the option to renew this Lease under this Section 5(a) or the option to purchase the Aircraft at the end of the Basic Term under Section 5(b). If such Preliminary Notice is given by Lessee, then at least 30 days prior to the end of the Basic Term Lessee shall provide a further notice (a "Definitive Notice") specifying which option it intends to elect. A Definitive Notice may be given only if no Event of Default or Payment Default has occurred and is continuing at the time such Definitive Notice is given, and provided that this Lease has not otherwise
                                --------
expired or terminated. Lessee may elect in such Definitive Notice to extend the term of this Lease for a Renewal Term, if any, under all the terms, provisions and conditions of this Lease, for a period selected by Lessee of not less than one year nor more than three years, commencing on the expiration of the

Basic Term. The Basic Rent for the Aircraft during the Renewal Term, if any, shall be payable semi-annually in advance on each Payment Date during the Renewal Term, if any, and shall be the Fair Market Rent. The Stipulated Loss Value as of any date during the Renewal Term, if any, shall be equal to the Fair Market Value of the Aircraft, as defined in paragraph (b)(ii) of this Section 5, determined as of the commencement date of the Renewal Term, if any, minus, if such date is not a Payment Date, the pro rata amount of Basic Rent paid on the preceding Payment Date and attributable to the period from such date to the next Payment Date (or the last day of the Renewal Term, as the case may be). If no Preliminary Notice is delivered by Lessee to Lessor pursuant to this Section 5(a) on or before the day specified therefor, Lessee shall be deemed to have waived any right to renew this Lease. If after having given a Preliminary Notice Lessee fails to deliver a Definitive Notice pursuant to this Section 5(a) or
Section 5(b), and on the last date on which a Definitive Notice could have been given pursuant to this Section 5(a) or 5(b) no Event of Default or Payment Default has occurred and is continuing, Lessee shall be deemed to have elected to renew the Lease under this Section 5(a) for a period of one year.

          (ii) The term "Fair Market Rent" means an amount determined in accordance with the provisions of Section 5(d) on the basis of, and equal in amount to, the rent which would be obtained in an arm's-length net lease transaction between an informed and willing lessee and an informed and willing lessor, neither being under any compulsion to lease. In such determination, it shall be assumed that the Aircraft is in (and registered in) the United States and is in the better of its actual condition or the condition required under this Lease in the case of return of the Aircraft pursuant to Section 5(c). Such determination shall also reflect the fact that Basic Rent during the Renewal Term, if any, is payable semi-annually in advance.

          (b)  Purchase Options. (i) If this Lease has not otherwise expired or
               ----------------
terminated, Lessee may elect (A) by notice delivered to Lessor not more than 180 or less than 90 days prior to the EBO Date, to purchase the Aircraft on the EBO Date, (B) in the Definitive Notice referred to in Section 5(a), to purchase the Aircraft at the end of the Basic Term or (C) if no Event of Default or Payment Default has occurred and is continuing on the date of such notice, by irrevocable written notice given at least 180 days prior to the end of the Renewal Term, if any, to purchase the Aircraft at the end of the Renewal Term, if any. The purchase price on the EBO Date shall be an amount equal to Lessor's Cost multiplied by the EBO Percentage. The purchase price at the end of the Basic Term and at the end of the Renewal Term, if any, shall be Fair Market Value (calculated as at the end of the Basic Term or the Renewal Term, as the case may be). On any such purchase date, and as a condition to the sale of the Aircraft on such date, Lessee shall also pay all other amounts, whether past due Basic Rent, Supplemental Rent (including premium, if any), or otherwise, owing by Lessee to Lessor or any other Person under the Operative

Documents on such purchase date, including the installment of Basic Rent due on the EBO Date if such installment is designated on Exhibit C as payable in arrears. In the case of any purchase pursuant to clause (A) above on the EBO Date, if Lessee shall have caused the indebtedness represented by the Certificates to be a direct and full recourse obligation of Lessee in accordance with clause (B) of Section 16(c) of the Participation Agreement, the principal amount of, and accrued interest on, the Certificates outstanding on the EBO Date shall be credited against the purchase price payable on the EBO Date. If Lessee fails to deliver to Lessor the Preliminary Notice pursuant to Section 5(a) or the notice referred to in either clause (A) or (C) of this Section 5(b), in any such case on or before the day specified therefor, Lessee shall be deemed to have waived the applicable right to purchase the Aircraft hereunder.

          (ii) The term "Fair Market Value" means an amount determined in accordance with the provisions of Section 5(d) on the basis of, and equal in amount to, the value which would be obtained in an arm's-length transaction between an informed and willing purchaser under no compulsion to buy and an informed and willing seller under no compulsion to sell. In such determination, it shall be assumed that the Aircraft is in (and registered in) the United States and is in the better of its actual condition or the condition required under this Lease in the case of return of the Aircraft pursuant to Section 5(c) except that for purposes of Section 15(c), Fair Market Value shall be determined on an "as is, where-is" basis, and if Lessor does not obtain possession of the Aircraft pursuant to Section 15(a), Fair Market Value for purposes of Section 15(c) shall be deemed to be zero.

          (iii) If Lessee elects to purchase the Aircraft, upon timely payment to Lessor of an amount equal to the purchase price for the Aircraft and all other amounts owing by Lessee to Lessor and the other parties to the Participation Agreement (whether as Supplemental Rent or otherwise) hereunder, under the Participation Agreement or under the Indemnity Agreement, Lessor will transfer to Lessee, without recourse or warranty, except as set forth in Section 4, all of Lessor's right, title and interest in and to the Aircraft. In connection with such transfer, Lessee shall prepare and Lessor shall execute or forward to the Indenture Trustee for execution, as the case may be, all in recordable form, a bill of sale evidencing such transfer, a termination of this Lease, a release of the Indenture and such other documents (including Uniform Commercial Code termination statements and opinions of counsel) as Lessee may reasonably request.

          (c)  Return of Aircraft. Unless the Aircraft is purchased by Lessee,
               ------------------
upon the termination or expiration of this Lease (including termination as a result of a rejection hereof pursuant to any provision of the Bankruptcy Code or upon demand for the Aircraft pursuant to Section 15), Lessee will return the Aircraft by delivering it to Lessor on the last day of the Term (including the date specified in any court order authorizing such a rejection) or on the Termination Date, or on the date specified under Section 15(c), as the case may be, at Hartsfield Atlanta International Airport or at one of Lessee's domestic United States McDonnell Douglas MD-11 maintenance facilities having the capability to maintain avionics equipment as selected by Lessor at least 30 days, or 10 days in the case of a return pursuant to Section 15 or in connection with such a rejection, prior to such return. Upon such return, the Aircraft (i) shall be in good operating condition and shall possess a valid certificate of airworthiness for commercial passenger operation issued by the FAA, (ii) shall be clean by airline standards and in the condition required to be maintained hereunder, (iii) shall, unless otherwise requested by Lessor to retain the then existing registration of the Aircraft, be duly registered with the FAA in the name of Lessor or its designee, (iv) shall be in a passenger configuration generally used by Lessee in scheduled international commercial service, (v) shall be free and clear of all Liens (except Owner Participant's Liens and Lessor's Liens) including any rights of third parties under pooling, interchange, overhaul, repair or similar agreements or arrangements and (vi) shall be in compliance with Sections 7 and 8 hereof and with all laws, rules, regulations and orders (including airworthiness directives) of any government or governmental authority having jurisdiction (domestic or foreign) over the Aircraft. For purposes of clause (vi) above, the Aircraft shall not be considered to be in compliance with an airworthiness directive if the maintenance or alteration prescribed in such directive has not been accomplished and would have been required to be accomplished on or prior to the end of the Term or the Termination Date, as the case may be, pursuant to the provisions of clause (ii) of the first sentence, and pursuant to the second and third sentences, of Section 7(a). Upon such return, the Aircraft shall be fully equipped and have installed thereon the Engines or the same number of engines owned by Lessee of the same make and model as the Engines which were described in the Lease Supplement (or other engines of the same or another manufacturer suitable for installation and use on the Airframe, provided that replacement
                                                   --------
engines shall be of identical make and model (and if one replacement engine is being returned, such engine shall be of the make and model identical to that of the Engines being returned together therewith and any engines of a different manufacturer than the original Engines shall be then commonly used in the commercial passenger aviation industry on MD-11 series airframes) and be in at least as good operating condition and have at least the same value and utility as the Engines being replaced, assuming such Engines were in the condition required hereunder) free and clear of all Liens (other than Lessor's Liens and Owner Participant's Liens) including any rights of third parties under pooling, interchange, overhaul, repair or similar agreements or arrangements. Lessee will provide no storage for the Aircraft following the last day of the Term or the Termination Date.

          In connection with any return of the Aircraft pursuant to the preceding paragraph, Lessee will comply with any request made by Lessor at least 10 Business Days prior to such return to the effect that, subsequent to compliance with (or waiver by Lessor of) the preceding paragraph, Lessee will fly the Aircraft (on a route determined by Lessee) to a location either inside or outside the United States reasonably selected by Lessor at which physical possession will be turned over to Lessor. Lessee shall not be required to commence any such flight until Lessor shall have executed and delivered to Lessee a certificate in the form of Exhibit D. The costs of insurance, landing fees, fuel and crew for such flight shall be borne
(i) by Lessee, if the final destination of such flight is a location within the 48 contiguous states of the United States and (ii) by Lessor if the final destination of such flight is any other location. All other costs and expenses shall be for Lessor's account. Lessee shall not be required to begin or continue any such flight if doing so would in Lessee's opinion require any further maintenance, modifications, repairs or other activities by Lessee not required upon delivery of the Aircraft pursuant to the preceding paragraph or if doing so would require any export certificate of airworthiness or governmental approval (domestic or foreign) which has not been obtained by Lessor at Lessor's expense.

          Lessee represents that it has adopted a time-related maintenance visit program with respect to the Airframe and a condition monitoring program with respect to the Engines. On return, (i) the Airframe shall have at least 1,400 hours of operation remaining to each of the next scheduled letter check (or if, under Lessee's FAA approved maintenance program the maximum number of hours of operation permitted between letter checks is less then 1,400, Lessee shall perform the next required letter check on the Airframe) and the next scheduled heavy maintenance visit, and (ii) the cycles of operation remaining on the lowest life limited Part on each Engine shall be not less than 700 cycles per Engine and 2,800 cycles in the aggregate. If Lessee adopts a maintenance program other than a time-related maintenance program with respect to the Airframe or a condition monitoring program with respect to the Engines, Lessee promptly shall notify Lessor of the adoption of such maintenance program, and Lessee and Lessor in good faith shall negotiate provisions with respect to such maintenance program substantially equivalent to the return conditions set forth in this
Section 5(c). It is understood and agreed that a letter check shall have the same work content as a "C" check and that a heavy maintenance visit shall have the same work content as a "4C" check.

          If any engines not owned by Lessor are returned with the Airframe, Lessee will, at its own expense and concurrently with such delivery, (i) furnish Lessor with a full warranty bill of sale, in form and substance satisfactory to Lessor and the Indenture Trustee, if the Lien of the Indenture is still in effect, covering each such engine and with evidence of Lessee's title to such engine (including an opinion of counsel for Lessee, reasonably satisfactory to Lessor, which may rely on an attached opinion of counsel for any Permitted Sublessee with respect to any engine previously owned by such Permitted Sublessee, as to such title and the absence of all Liens) and (ii) take such other action as Lessor reasonably requests in order that title to such engine shall be duly and properly vested in Lessor free and clear of all Liens (other than Lessor's Liens) and otherwise comply with Section 10(b) hereof. Upon full compliance with the terms of this
Section 5(c), Lessor will transfer to Lessee, without recourse or warranty, except as set forth in Section 4, all Lessor's right, title and interest in and to the Engines not returned with the Airframe.

          Upon any return of the Aircraft (i) all letters, paint or marks on such Aircraft identifying the interest of Lessee or any Permitted Sublessee shall have been removed or painted over in a workmanlike manner with areas thereof refinished to match adjacent areas; and (ii) Lessee shall deliver to Lessor all relevant original (or photocopied or microfilmed copies thereof) logs and all original (or photocopied or microfilmed copies thereof) inspection, modification and maintenance records required to be maintained or actually maintained with respect to such Aircraft under Lessee's or any Permitted Sublessee's FAA approved maintenance program and, to the extent such records are necessary for the purpose of reregistration of the Aircraft with the FAA upon return, all original (or photocopied or microfilmed copies thereof) records maintained with respect to the Aircraft under the maintenance program approved by the aeronautical authority of any other country of registry of the Aircraft. Lessee shall invoice Lessor, and Lessor shall pay to Lessee, provided no Event of Default, Payment Default or Bankruptcy Default shall have occurred and be continuing, the amount of Lessee's cost for any fuel and oil on board the Aircraft when returned.

          During the last twelve months of the Term (unless Lessee shall have irrevocably elected to purchase the Aircraft or renew this Lease in accordance with the terms of this Lease), with reasonable notice, Lessee will cooperate, and cause any Permitted Sublessee to cooperate, at Lessor's sole cost, in all reasonable respects with the efforts of Lessor to (1) sell or lease the Aircraft, including without limitation, permitting prospective purchasers or lessees to inspect the Aircraft and any original (or photocopied or microfilmed copies thereof) logs and inspection, modification and maintenance records relating to the Aircraft then required to be retained by the FAA or by the comparable government agency of the country in which the Aircraft is registered, all in accordance with Section 12 hereof and (2) preserve Owner Participant's ability to have income realized from the remarketing of the Aircraft qualify as "exempt foreign trade income" under Section 923 of the Code or as income eligible for exemption or exclusion pursuant to any successor or other provision of the Code; provided that any such cooperation shall not interfere with the
             --------
normal operation or maintenance of the Aircraft by, or the business of, Lessee or any Permitted Sublessee.

          (d)  Appraisal. Whenever Fair Market Rent or Fair Market Value of the
               ---------
Aircraft is required to be determined (except under Section 15(c)), they shall be determined promptly by the mutual agreement of the Owner Participant and Lessee in accordance with the definitions of such terms in subparagraph 5 (a) (ii) and (b)(ii), respectively, of this
Section 5. Lessee may, by written notice delivered to the Owner Participant not more than 540 days, nor less than 270 days before the end of the Basic Term or the Renewal Term, if any, require that such determination be made. If Lessee and the Owner Participant cannot agree within 20 days after Lessee's request for a determination, such amount shall be determined by a qualified independent appraiser mutually satisfactory to Lessee and the Owner Participant. If Lessee and the Owner Participant fail to agree upon a satisfactory independent appraiser within 8 days following the end of the 20-day period referred to above, Lessee and the Owner Participant shall each appoint a qualified independent appraiser within the next succeeding 8 days and such appraisers shall jointly determine such amount. If either Lessee or the Owner Participant fails to appoint an appraiser within such 8-day period, the determination of the single appraiser appointed shall be final. If two appraisers are appointed and within 20 days after the appointment of the latter of such two appraisers, such two appraisers cannot agree upon such amount, such two appraisers shall, within 8 days after such 20-day period, appoint a third appraiser and such amount shall be determined by such three appraisers, who shall make their separate appraisals within 10 days following the appointment of the third appraiser, and any determination so made shall be conclusive and binding upon the Owner Participant and Lessee, as determined below. If no such third appraiser is appointed within the 8 days specified therefor, either Lessee or the Owner Participant may apply to the American Arbitration Association to make such appointment, and both parties shall be bound by such appointment. Each of Lessee and the Owner Participant may submit to the appraisers (and also to each other) any bids from third parties and the appraisers shall accord such bids the weight such appraisers deem such bids to merit. If three appraisers are appointed and the difference between the determination which is farther from the middle determination and the middle determination is more than 125% of the difference between the middle determination and the third determination, then such farther determination shall be excluded, the remaining two determinations shall be averaged and such average shall be final and binding upon the Owner Participant and Lessee. Otherwise, the average of all three determinations shall be final and binding upon the Owner Participant and Lessee. The expenses of the appraisal procedure shall be borne equally by Lessee and the Owner Participant, except (i) Lessee and the Owner Participant shall each bear any fees, costs and expenses of its respective attorneys and experts (including its appraiser) and (ii) as otherwise provided in this Lease.

          If Fair Market Value is required to be determined under Section 15(c), such determination shall be made by a qualified independent appraiser selected by Lessor and the costs and expenses of the appraisal shall be borne by Lessee, unless Lessor does not obtain possession of the Aircraft pursuant to Section 15(a), in which case an appraiser shall not be appointed and the Fair Market Value for purposes of Section 15(a) shall be deemed to be zero.

          SECTION 6.  Mortgages, Liens. Lessee will not directly or indirectly
                      ----------------
create, incur, assume or suffer to exist any Lien on or with respect to the Airframe or any Engine, Lessor's title thereto or any interest therein or in, to or under this Lease or any other Operative Document or any interest of Lessor in any Rent, except (a)(i) the respective rights of Lessor and Lessee as provided herein and (ii) the rights of the Indenture Trustee under the Indenture, (b) the rights of others to the extent expressly permitted by Section 7(b), (c) Lessor's Liens, Owner Participant's Liens or Indenture Trustee's Liens, (d) Liens for taxes either not yet due or being contested in good faith and by appropriate proceedings, so long as such proceedings do not involve any material danger of the sale, forfeiture or loss (or loss of use) of the Aircraft, the Airframe or any Engine, or any interest therein or any risk of the assertion of criminal charges against Owner Participant or Lessor, (e) materialmen's, mechanics', workmen's, repairmen's, employees' or other like Liens arising in the ordinary course of business for amounts the payment of which either is not yet delinquent or is being contested in good faith by appropriate proceedings so long as there is not, and such proceedings do not involve, any material danger of the sale, forfeiture or loss (or loss of use) of the Aircraft, the Airframe or any Engine, or any interest therein or any risk of the assertion of criminal charges against Owner Participant or Lessor, and (f) Liens arising out of judgments or awards so long as (i) an appeal or proceeding for review is timely initiated (and in any event within 60 days after entry of such judgment or award) and is being prosecuted in good faith by appropriate proceedings and enforcement of such judgment or award has been stayed pending such review and (ii) there is not, and such proceedings do not involve, any material danger of the sale, forfeiture, loss or loss of use of the Aircraft, Airframe and any Engine, or any interests therein. Lessee will promptly, at its own expense, take or cause to be taken such action as may be necessary to discharge any Lien not excepted above when such Lien arises and shall promptly furnish evidence of such discharge to Lessor.

          SECTION 7.  Maintenance, Operation, Registration and Insignia;
                      --------------------------------------------------
Possession. (a) Maintenance, Etc. Lessee shall (i) forthwith upon delivery
----------      ----------------
thereof to Lessor, cause the Aircraft to be and to remain duly registered under the laws of the United States or such other country of registry as permitted under Section 19 of the Participation Agreement at all times in the name of Lessor as owner and cause the Indenture to be duly recorded and maintained of record as a first mortgage on the Aircraft; (ii) inspect, modify, test, service, repair, operate and maintain the Aircraft, (A) while the Aircraft is registered in the United States, in compliance with the applicable regulations of the FAA and with Lessee's written FAA-approved maintenance program or, while the Aircraft is registered in another country, in compliance with the applicable requirements of the aeronautical authority of such country and

Lessee's (or the Permitted Sublessee's) written maintenance program approved by the aeronautical authority of such country, (B) so as to keep the Aircraft in good operating condition, (C) as may be necessary to enable the airworthiness certification of the Aircraft to be maintained in good standing at all times under the Act (or under the applicable requirements of the aeronautical authority of another country of registry), except when the Aircraft is being maintained, serviced, repaired, tested or modified as permitted or required by this Lease or when the Aircraft has been grounded by the FAA or any other governmental authority having jurisdiction (otherwise than by reason of a breach by Lessee of its obligations hereunder) prior to the expiration or termination of this Lease, subject, however, to compliance with Section 5(c) hereof, at the end of the Term and (D) so as to keep the Aircraft maintained in the same manner and with the same care and diligence and to the same standards as used by Lessee with respect to other similar aircraft owned or operated by Lessee; and (iii) maintain all records, logs and other materials required by Lessee's FAA-approved maintenance program or, while the Aircraft is registered in another country, by applicable requirements of the aeronautical authority of such country of registry, in respect of the Aircraft, all such records, logs and other materials to be maintained in the English language. Lessee will not discriminate against the Aircraft (as compared to other similar aircraft owned or operated by Lessee) with respect to its use, operation or maintenance in contemplation of the expiration or termination of this Lease other than withdrawal of the Aircraft from use and operation as is necessary to prepare the Aircraft for return to Lessor upon such expiration or termination and except that Lessee may, to the extent permitted by Section 8, replace Parts installed on the Aircraft prior to such expiration or termination with Parts equivalent to those installed on the Aircraft as of the Delivery Date. Without limiting the generality of the preceding sentence, if an airworthiness directive by its terms is not required to be accomplished prior to the Aircraft's return pursuant to Section 5(c), Lessee shall nevertheless accomplish such directive if prior to such return, (x) Lessee is generally accomplishing such directive with respect to other McDonnell Douglas MD-11 series aircraft affected by such directive and operated by the Lessee and (y) the Aircraft is, in accordance with Lessee's McDonnell Douglas MD-11 series maintenance program, subjected to the maintenance check at the point in time at which such directive would be accomplished. Lessee will not permit the Aircraft to be maintained, used or operated in violation of any law or any rule, regulation or order (including airworthiness directives) of any government or governmental authority having jurisdiction (domestic or foreign), or in violation of any airworthiness certificate, license or registration relating to the Aircraft issued by any such authority. If such laws, rules, regulations or orders require alteration of the Aircraft, Lessee will conform thereto or obtain conformance therewith at no expense to Lessor and will maintain or cause the same to be maintained in proper operating condition under such laws, rules, regulations and orders. Subject to the provisions of Section 5(c), Lessee may in good faith contest the validity or application of any such law, rule, regulation or order in any reasonable manner that does not adversely affect Lessor's title or interest in the Aircraft, Owner Participant's interest in the Aircraft or the Lien of the Indenture or incur a risk of the assertion of criminal charges against Lessor, Owner Participant or Indenture Trustee or any danger of material civil liability against the Indenture Trustee or the Owner Participant. Lessee shall promptly furnish or cause to be furnished to Lessor or the Indenture Trustee such information as may be required to enable Lessor or the Indenture Trustee to file any reports required to be filed by Lessor or the Indenture Trustee with any governmental authority because of Lessor's ownership of the Aircraft or Owner Participant's interest in the Aircraft or required (or appropriate) to be filed by the Indenture Trustee to establish or maintain the Lien of the Indenture with respect to the Aircraft.

          Subject to compliance by Lessee with the terms of Section 19 of the Participation Agreement, Lessor shall at the request and expense of Lessee cooperate with Lessee and take all actions requested by Lessee to change the registration of the Aircraft to another country.

          Lessee will not fly or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be flown or located in any area excluded from coverage by any insurance policy in effect with respect to the Airframe or Engine required by the terms of Section 11, unless Lessee has obtained, prior to the operation or location of the Airframe or any Engine in such area, indemnification from the United States government, or other insurance, against the risks and in the amounts required by, and in compliance with, Section 11 covering such area (except, in the case of a requisition for use by the United States government, to the extent that Lessee certifies that such insurance is unobtainable after diligent effort by Lessee or is obtainable only at unreasonably high rates or on unduly burdensome terms and conditions) (and naming Lessor, or so long as this Lease is assigned to the Indenture Trustee, the Indenture Trustee, as loss payee in respect of indemnification or insurance payable in respect of casualties to the Aircraft) or unless the Aircraft is only temporarily located in such area as a result of an emergency or other similar unforeseen circumstances and Lessee is using its good faith efforts to remove the Aircraft from such area.

          On or prior to the Delivery Date or as soon thereafter as practicable, Lessee will cause to be affixed to, and maintained in, the cockpit of the Airframe and on each Engine in a clearly visible location a plate of a reasonable size and shape bearing the following legend:

                          "Wilmington Trust Company,
                     as Owner Trustee, Owner and Lessor."

and while the Lien of the Indenture is in effect the plate shall bear the following additional legend:

                             The Bank of New York,
                       as Indenture Trustee, Mortgagee."

During the Term, Lessee may letter, paint or mark the Aircraft with the name and logo of Lessee or any permitted sublessee or transferee pursuant to Section 7(b) and may cause the Aircraft to bear insignia plates or other markings identifying the supplier or manufacturer of the Airframe or the Engines or any Parts thereof. Except as provided above, Lessee will not allow the name of any person, corporation or association to be placed on the Airframe or on any Engine as a designation that might be interpreted as a claim of ownership.

          (b)  Possession and Subleasing.  Lessee will not, without the prior
               -------------------------
written consent of Lessor, sublease or otherwise in any manner deliver, transfer or relinquish possession of the Aircraft, the Airframe or any Engine or install any Engine, or permit any Engine to be installed, on any airframe other than the Airframe; provided that, so long as no Event of Default (and in the case of
          --------
subparagraphs (C), (F), (G) and (H) below, no Payment Default or Bankruptcy Default) shall have occurred and be continuing and, so long as such action does not deprive the Indenture Trustee of the perfected Lien of the Indenture on the Airframe or, subject to the penultimate sentence of subparagraph (A) below, any Engine, Lessee may, without the prior written consent of Lessor, do anything set forth in the following subparagraphs (A) through (H):

          (A) Subject the Airframe or permit the Airframe to be subjected to normal interchange agreements, or subject any Engine or permit any Engine to be subjected to normal interchange or pooling agreements or arrangements, in each case entered into by Lessee (or any permitted sublessee or transferee pursuant to this Section 7(b) under a sublease or transfer then in effect) in the ordinary course of its business with a vendor domiciled in the United States or in a country with which the United States then maintains "normal" diplomatic relations or, so long as such carrier is not the subject of any bankruptcy, liquidation or similar proceeding and is not insolvent (by reference to such carrier's most recently available financial statements), (x) with any United States air carrier certificated under Section 41101 of the Act or any successor provision or (y) with any "foreign air carrier" (as such term is defined in the Act) listed in Exhibit B hereto organized in a country with which the United States then maintains "normal" diplomatic relations and which is either a party to the Convention on the International Recognition of Rights in Aircraft or otherwise provides equivalent protection to owners, lessors and mortgagees of aircraft (any such certificated United States air carrier and any such foreign air carrier being hereinafter called a "Permitted Air Carrier") and which are customary in the airline industry. No such agreement or arrangement may contemplate, require or result in transfer of title or registration to the Airframe or any Engine. If Lessor's title to any such Engine is divested under any such agreement or arrangement, such divestiture shall be deemed to be an Event of Loss with respect to such Engine and Lessee shall comply with Section 10(b) in respect thereof. If Lessee's senior unsecured debt is not Investment Grade at the time of the commencement of any such agreement or arrangement with a foreign air carrier, Lessee shall furnish to Lessor and the Indenture Trustee the opinion described in clause (G) below.

          (B) Deliver or permit the delivery of possession of the Airframe or any Engine to the manufacturer thereof for testing or other similar purposes or to any organization for service, repair or maintenance work on the Airframe or Engine or any Part or for alterations or modifications in or additions to the Airframe or Engine to the extent required or permitted by the terms of Section 8.

          (C) Subject the Airframe or any Engine, or permit the Airframe or any Engine to be subjected, to CRAF and transfer or permit the transfer of possession of the Airframe or any Engine to the United States of America or any instrumentality thereof pursuant to CRAF. Such transfer of possession shall not continue beyond the end of the Term. Lessee (or any Permitted Sublessee) shall promptly notify Lessor upon such transfer of possession and provide Lessor with the name and address of the Contracting Office Representative for the Military Airlift Command of the United States Air Force to whom notices must be given.

          (D) Install or permit the installation of an Engine on an airframe which is owned by Lessee or any Permitted Sublessee free and clear of all Liens except (x) those permitted under paragraphs (d), (e) and (f) of
     Section 6 or those which do not apply to such Engine or to substantially all of such airframe, (y) the rights of other Permitted Air Carriers under normal interchange agreements which are customary in the airline industry and which do not result in the transfer of title to such airframe or the Engines installed thereon and (z) the Lien of any mortgage which expressly and effectively provides that each Engine leased to Lessee hereby shall not become subject to the Lien thereof, notwithstanding the installation thereof on an airframe subject to the Lien of such mortgage, unless Lessee or such Permitted Sublessee, as the case may be, shall become the owner of such Engine.

          (E) Install or permit the installation of an Engine on an airframe leased to, or purchased by, Lessee or any Permitted Sublessee, which airframe may or may not be subject to a conditional sale or other security agreement. Such airframe must be free and clear of all Liens except the rights of the parties to the lease or conditional sale or other security agreement and their purchasers and mortgagees covering such airframe and except Liens permitted by clauses (x) and (y) of subparagraph (D) above, and Lessee or such Permitted

     Sublessee, as the case may be, must have received from the lessor, conditional vendor or secured party of such airframe a written agreement (which may be the lease or conditional sale agreement covering such airframe), whereby such lessor, conditional vendor or secured party expressly and effectively agrees that neither it nor its successors and assigns will acquire or claim any right, title or interest in any Engine by reason of such Engine being installed on such airframe.

          (F) Install or permit the installation of an Engine on an airframe owned by, leased to, or purchased by, Lessee or any Permitted Sublessee subject to a conditional sale agreement in any such case under circumstances where neither subparagraph (D) nor (E) above is applicable, provided such installation shall be deemed an Event of Loss with respect to
     --------
     such Engine and Lessee shall comply with Section 10(b) in respect thereof. Until Section 10(b) has been fully complied with, Lessor's interest in such Engine shall continue in full force and effect.

          (G) So long as the proposed sublessee is not the subject of any bankruptcy, liquidation or similar proceeding and is not insolvent (by reference to such proposed sublessee's most recently available financial statement), sublease the Airframe or any Engine to any certificated United States air carrier or, after the end of the Recapture Period, to any Permitted Air Carrier, provided that Lessee shall notify Lessor, the
                            --------
     Indenture Trustee and the Owner Participant of any such sublease as provided below. Any such sublease (1) shall include provisions for the maintenance, operation and insurance of the subleased equipment which are substantially the same as, or (from a lessor's perspective) better than, the provisions of Sections 7(a), 7(b), 11 and 12, (2) shall provide that the sublessee may not further sublease the subleased equipment and (3) shall not be for a period greater than the remaining Term. In the case of any sublease to a foreign Permitted Air Carrier, (i) all necessary governmental approvals required for the subleased equipment, the Airframe or any Engine, as the case may be, to be imported and, to the extent reasonably obtainable, exported from the applicable country of domicile upon repossession of such subleased equipment by the Lessor (and Lessee as sublessor) shall have been obtained prior to commencement of any such sublease and any exchange permits necessary to allow all rent and other payments provided for under any sublease assigned to Lessor hereunder shall be in full force and effect; (ii) Lessee shall have furnished Lessor and the Indenture Trustee (if the Indenture is then in effect) a favorable opinion of counsel in the country of domicile of such foreign air carrier reasonably satisfactory to Lessor and the Indenture Trustee (if the Indenture is then in effect), that (a) the terms of the Lease and the Indenture are the legal, valid and binding obligations of the parties thereto enforceable under the laws of such jurisdiction, (b) it is not necessary for the Owner

     Participant, the Lessor or the Indenture Trustee to register or qualify to do business in such jurisdiction solely as a result of the proposed sublease (based solely upon a review of the Operative Documents, and the other agreements, instruments and documents delivered in connection therewith, and written statements of the Owner Participant, the Lessor and the Indenture Trustee describing the presence and activity of each of those parties in such jurisdiction of domicile, and such other factual matters as such counsel may reasonably request), (c) the Lessor's title to the subleased equipment and the Indenture Trustee's Lien on the subleased equipment will be recognized, (d) the laws of such jurisdiction of domicile require fair compensation by the government of such jurisdiction payable in a currency freely convertible into United States dollars for the loss of use or of the title to the subleased equipment in the event of the requisition by such government of such use or title (unless Lessee shall provide insurance covering the requisition of use of or title to the subleased equipment, as the case may be, by the government of such jurisdiction so long as the subleased equipment is subject to such sublease) and (e) the required agreement of such foreign air carrier that its rights under the sublease are subject and subordinate to all the terms of this Lease is enforceable against such foreign air carrier under applicable law (subject only to customary exceptions to enforceability); and (iii) Lessee shall furnish to Lessor evidence reasonably satisfactory to Lessor that the insurance required by Section 11 remains in effect. No sublease pursuant to this subparagraph (G) may be entered into unless Lessor and the Indenture Trustee (if the Indenture is then in effect) shall have received assurances reasonably satisfactory to them that all necessary action shall have been taken to continue the perfection of Lessor's title to and interest in the subleased equipment, Airframe and any Engine, the Indenture Trustee's first priority perfected security interest therein, Lessor's and the Indenture Trustee's rights under this Lease and all other necessary documents shall have been duly filed, registered or recorded in such public offices as may be required fully to preserve the title of, and the priority of the interest of, Lessor and the Indenture Trustee in the subleased equipment, Airframe and Engines. Any sublease entered into by Lessee and having a term longer than 18 months shall be assigned by Lessee to Lessor as security for the performance of all Lessee's obligations under this Lease (and Lessee acknowledges that, if the Indenture is then in effect, any such sublease has been assigned by Lessor to the Indenture Trustee as security for the performance of all the Owner Trustee's obligations under the Indenture); provided that except during the
                                       --------
     continuance of an Event of Default neither (x) the rentals payable thereunder shall be required to be paid to Lessor or to the Indenture Trustee, as the case may be, nor (y) the rights as lessor under any such sublease shall vest (to the exclusion of Lessee as lessor thereunder) in Lessor or the Indenture Trustee, as the case may be.

          (H) Transfer or permit the transfer of possession of the Airframe or any Engine to the United States of America (directly or acting through any instrumentality or agency thereof whose obligations bear the full faith and credit thereof) pursuant to a sublease, a copy of which shall be promptly furnished to Lessor and the Indenture Trustee. Any such sublease shall comply with the requirements of the second sentence of subparagraph (G) above (in the case of clause (2) thereof, to the extent not prohibited by applicable law).

No interchange agreement, transfer, sublease or other relinquishment of possession permitted hereunder shall affect the registration of the Aircraft, except to the extent permitted by Section 19 of the Participation Agreement. By request of Lessee or Lessor and with the consent of the other (such consent not to be unreasonably withheld after the requesting party provides any information regarding such foreign air carrier or its domicile reasonably requested by the other), any foreign air carrier may be added to or deleted from Exhibit B hereto. The rights of any Permitted Sublessee (other than a transferee of an Engine in a situation which is deemed an Event of Loss, once Lessee complies with Section 10(b) in respect thereof) shall be subject and subordinate to all the terms of this Lease. Any sublease permitted by subparagraph (G) or (H) of this paragraph (b) shall be made expressly subject and subordinate to all the restrictions and other terms of this Lease and, while the Indenture is in effect, the Indenture, including, without limitation, in each instance the covenants contained in Section 7(a) and Lessor's rights to repossession pursuant to Section 15 and to avoid such sublease upon repossession and the Indenture Trustee's rights to possession under the Indenture and hereunder (as Lessor's assignee). No sublease or other transfer contemplated by this Section 7(b) shall in any way affect Lessee's liabilities and obligations hereunder or under the Participation Agreement or the Indemnity Agreement and, as between Lessor and Lessee, Lessee shall continue to be primarily liable on all such obligations, as if no such sublease or other transfer had occurred. No interchange agreement, sublease or other relinquishment of possession of the Airframe or any Engine permitted by this Section 7(b) shall in any way discharge or diminish any of Lessee's obligations to Lessor hereunder or under the Participation Agreement or the Indemnity Agreement or constitute a waiver of any of Lessor's rights and remedies hereunder or thereunder. Lessee shall notify Lessor, Owner Participant and Indenture Trustee of any sublease of the Airframe at least 30 days before the execution and delivery thereof. Lessee shall provide Lessor and, so long as the Indenture is in effect, the Indenture Trustee with a copy of any sublease of the Aircraft having a term (including any renewal terms) of one year or more within 15 days after execution and delivery thereof and of any other sublease within 15 days after a request by Lessor.

          If Lessee or any Permitted Sublessee receives from the lessor or secured party of any airframe leased to, or purchased by, Lessee or any such sublessee or transferee, which airframe may or may not be subject to a conditional sale or other security agreement, a written agreement complying with the last sentence of subparagraph (E) of this Section 7(b), and the lease or conditional sale or other security agreement covering such airframe also covers an engine or engines owned or leased by the lessor under such lease or subject to a security interest in favor of the secured party under such conditional sale or other security agreement, Lessor agrees for the benefit of such lessor or secured party that neither Lessor nor the Indenture Trustee, respectively, nor their respective successors and assigns will acquire or claim, as against such lessor or secured party, any right, title or interest in any such engine as the result of such engine being installed on the Airframe at any time while such engine is subject to such lease or conditional sale or other security agreement and owned or leased by such lessor or subject to a security interest in favor of such secured party.

          This paragraph (b) shall not apply to a merger, consolidation, sale or assignment permitted by Section 13.

          SECTION 8.  Replacement and Addition of Parts.  (a) Replacement of
                      ---------------------------------       --------------
Parts.  Except as otherwise provided in paragraph (c) of this Section 8, Lessee
-----
will replace or cause to be replaced as promptly as practicable all Parts which may from time to time become worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use for any reason whatsoever. In addition, Lessee or any Permitted Sublessee may remove in the ordinary course of maintenance, service, repair or testing, any Parts, whether or not worn out, lost, stolen, destroyed, seized, confiscated, damaged beyond repair or permanently rendered unfit for use, provided that except as
                                                     --------
otherwise provided in Section 8(c) Lessee or such Permitted Sublessee shall replace such Parts or cause them to be promptly replaced. All such replacement parts shall be free and clear of all Liens (except in the case of replacement parts temporarily installed and except for pooling arrangements permitted by paragraph (b) of this Section 8 and Permitted Liens) and shall be in at least as good operating condition and have at least the same value and utility as either the Part being replaced or the equivalent Part originally included on the Aircraft as of the Delivery Date (assuming the replaced Part was in at least as good condition as required to be maintained hereunder). All such replacement parts (except in the case of replacement parts temporarily installed and except for parts subject to pooling arrangements permitted by paragraph (b) of this
Section 8) shall become the property of Lessor, shall constitute Parts hereunder and shall immediately become subject to this Lease and shall be deemed part of the Airframe or an Engine, as the case may be, for all purposes hereof to the same extent as the Parts originally comprising, or installed on, such Airframe or such Engine. The Parts replaced thereby shall become Lessee's property.

          (b)  Title to Parts. Any Part removed from the Airframe or any Engine
               --------------
as provided in paragraph (a) of this Section 8 may be subjected by Lessee or any Permitted Sublessee to normal pooling arrangements customary in the airline industry entered into in the ordinary course of the business of Lessee or such Permitted Sublessee with vendors or with other air carriers. The Part replacing such removed Part shall be incorporated or installed in or attached to the Airframe or Engine in accordance with paragraph
(a) of this Section 8 promptly after the removal of such removed Part. In addition, any replacement Part when incorporated or installed in or attached to the Airframe or any Engine in accordance with paragraph (a) of this Section 8 may be owned by another air carrier subject to such a normal pooling arrangement; provided that Lessee or such Permitted Sublessee shall, promptly thereafter, either (i) cause title to such replacement Part to vest in Lessor in accordance with said paragraph (a) by Lessee or such Permitted Sublessee acquiring title thereto for the benefit of Lessor free and clear of all Liens except Permitted Liens or (ii) replace such replacement Part by incorporating or installing in or attaching to the Airframe or Engine a further replacement Part owned by Lessee or such Permitted Sublessee free and clear of all Liens except Permitted Liens and shall cause title to such further replacement Part to vest in Lessor in accordance with paragraph (a) of this Section 8.

          (c)  Alterations and Modifications. Lessee shall make or cause to be
               -----------------------------
made such alterations and modifications in and additions to the Airframe and each Engine as may be required from time to time to meet applicable requirements of the FAA and any other governmental authority with jurisdiction (domestic or foreign) over the Aircraft. Lessee or any Permitted Sublessee may in good faith contest the validity or application of any such requirements in any reasonable manner which does not adversely affect Lessor's title or interest in the Aircraft or the Lien of the Indenture or incur a risk of the assertion of criminal charges against Owner Participant or Lessor. In addition, Lessee or, with Lessee's approval, any such Permitted Sublessee, at its own expense, may from time to time make such alterations and modifications, including removal (without replacement) of Parts which Lessee or such Permitted Sublessee deems obsolete or no longer appropriate or suitable for use in the Airframe or such Engine, and additions to the Airframe and each Engine as Lessee or such Permitted Sublessee may in its reasonable judgment deem desirable in the proper conduct of its business so long as such alterations, modifications, removals or additions do not materially decrease the value, utility or remaining useful life of the Aircraft or cause the Aircraft to become limited use property within the meaning of Revenue Procedure 76-30 except that Lessee may in any event remove any Part from the Aircraft, so long as it replaces such removed Part with a Part equivalent to the corresponding Part installed on the Aircraft as of the Delivery Date. Lessee shall monitor the removal of Parts in a manner sufficient to comply with the foregoing. Title to each Part incorporated or installed in or attached or added to the Airframe or such Engine as the result of such alteration, modification, removal or addition shall remain in Lessee or such Permitted

Sublessee, as the case may be, and may be removed at any time during the Term; provided that (i) such Part is in addition to, and not in replacement of or
--------
substitution for, any Part originally incorporated or installed in or attached or added to the Airframe or such Engine at the time of the delivery thereof hereunder or any Part in replacement of, or substitution for, any such Part,
(ii) such Part is not required to be incorporated or installed in or attached to the Airframe or such Engine pursuant to the terms of Section 7 or the first sentence of this paragraph (c), (iii) such Part can be removed from the Airframe or such Engine without diminishing the value, remaining useful life or utility of the Airframe or the value or utility of such Engine and without impairing the airworthiness which the Airframe would have had at such time had such alteration, modification, removal or addition not occurred, assuming the Aircraft or such Engine was otherwise maintained in the condition required by the terms of this Lease, (iv) the cost of such Part was not paid by Lessor and
(v) no Event of Default shall have occurred and be continuing. Title to all other such Parts shall, without further act, vest in Lessor. Upon the removal of any Part title to which is retained by Lessee or any Permitted Sublessee, Lessee shall promptly repair any damage to the Airframe or Engine from which it was removed which resulted from such removal and such Part shall no longer be deemed part of the Airframe or such Engine from which it was removed. Any Part not removed as provided above prior to the return to Lessor (including pursuant to the exercise of remedies under Section 15) of the Airframe or such Engine including such Part shall, without further act, become the property of Lessor free and clear of all Liens except Permitted Liens. Title to any auxiliary fuel tanks installed on the Airframe at the time of delivery of the Airframe from the Manufacturer to Seller shall, whether or not such tanks are from time to time installed on the Airframe, be vested in Lessor until such time, if any, as such tanks (1) become unnecessary to operate the Aircraft at the range specified by the Manufacturer in the Purchase Agreement and (2) are not otherwise required modifications under this Section 8.

          SECTION 9.  Voluntary Termination. (a) Obsolete or Surplus Aircraft.
                      ---------------------      ----------------------------
At any time after the end of the Recapture Period, so long as no Event of Default or Payment Default shall have occurred and be continuing, Lessee may at its option, on at least 90 days' prior written notice to Lessor, the Owner Participant and the Indenture Trustee, terminate this Lease with respect to the Aircraft on the date in any month specified in Exhibit A or, if not a Business Day, the next succeeding Business Day (the "Termination Date"); provided that
                                                                --------
the Chief Financial Officer or Treasurer of Lessee certifies that the Aircraft has become obsolete or surplus with respect to Lessee's requirements. Lessee shall not revoke a notice of termination more than three times during the Basic Term. A notice of termination shall not be treated as revoked if (i) Lessee receives no bids for the cash purchase of the Aircraft on the Termination Date,
(ii) the only such bids are received from the Owner Participant, any Affiliate thereof or any Person acting for the Owner Participant or such

Affiliate and are less than Termination Value or (iii) no sale occurs on the Termination Date by reason of default by the potential purchaser.

          Unless Lessee receives notice from the Owner Participant pursuant to the next to last paragraph of this Section 9(a), Lessee, as non-exclusive broker for Lessor, shall use reasonable efforts to obtain bids for the cash purchase of the Aircraft on the Termination Date. Lessor may also independently obtain bids for such purchase and certify to Lessee the terms and amounts of each such bid and the name and address of the person submitting the bid. Neither Lessee nor any of its Affiliates may submit a bid, nor may Lessee accept a bid from any person acting for or affiliated with Lessee or having any arrangement regarding Lessee's or any of its Affiliates purchase or continued use of the Aircraft. Lessee shall promptly certify to Lessor the terms and amount of each bid received by Lessee and the name and address of the person submitting the bid; provided that Lessee shall not be obligated to provide such a certification, nor
--------
shall the Owner Participant inspect the bids received by Lessee with respect to the Aircraft, unless the Owner Participant has given to Lessee binding and irrevocable notice that neither the Owner Participant nor any of its Affiliates nor any Person acting for the Owner Participant or such Affiliate will submit a bid for the purchase of the Aircraft. Lessee may reject each bid (i) which is in an amount less than the sum of the Termination Value computed as of the Termination Date specified in Exhibit A plus all expenses incurred by Lessor, the Owner Participant and the Indenture Trustee in connection with the sale and
(ii) which is from a purchaser unwilling or unable to use the Aircraft (including use outside the United States) in a manner that will enable Termination Value to be determined by reference to Schedule 1 to the Indemnity Agreement.

          Subject to the foregoing, on the Termination Date, Lessor shall sell the Aircraft for cash to whomever shall have submitted the highest bid. The total sales price realized at such sale, net of all expenses of the sale (including commissions and any sales or transfer taxes) (the "Net Sales Price") shall be retained by Lessor. In addition, on the date of such sale Lessee shall pay to Lessor, or, in the case of Supplemental Rent, to the person entitled thereto (subject in each case to Section 3(d) hereof), the sum of: (A) the amount, if any, by which the Termination Value computed as of the Termination Date exceeds the Net Sales Price, (B) the installment of Basic Rent (if designated as payable in arrears, but not if payable in advance), if any, due on the Termination Date if such Termination Date is a Payment Date, and (C) all other amounts, whether Basic Rent, Supplemental Rent (including an amount equal to the premium, if any, owing by Lessor in respect of the Certificates) or otherwise, owing by Lessee to Lessor, the Owner Participant, the Indenture Trustee and the Holders hereunder, under the Participation Agreement and the Indemnity Agreement other than any installment of Basic Rent due after the Termination Date. Upon such payment by Lessee and Lessor's payment in full of the aggregate unpaid principal amount of all Certificates then outstanding, together with accrued interest thereon to the date of payment, plus such premium, if any, thereon and all other sums due and payable on such date to the Indenture Trustee and the Holders hereunder or under the Indenture, the Participation Agreement or the Certificates and compliance by Lessor with the provisions of this Section 9(a) and Section 14.01 of the Indenture, this Lease shall terminate and Lessor will transfer without recourse or warranty, except as set forth in Section 4, to the purchaser thereof, all of Lessor's right, title and interest in and to the Airframe and such Engines as are then installed thereon and to Lessee, all of Lessor's right, title and interest in any Engines not then installed on the Airframe. Except as provided above, if no sale occurs on the Termination Date and the Owner Participant does not notify Lessee pursuant to the next to last paragraph of this Section 9(a), this Lease shall continue in full force and effect as to the Aircraft and Lessee shall pay the expenses incurred by Lessee, Lessor, the Owner Participant and the Indenture Trustee in connection with the proposed sale. Lessor and the Owner Participant may, but shall be under no duty to, solicit bids, inquire into the efforts of Lessee to obtain bids or otherwise take action in connection with any such sale other than, with respect to Lessor, to transfer to the purchaser named in the highest cash bid certified by Lessee to Lessor against payment therefor, without recourse or warranty (except that Lessor shall make the same warranty to such purchaser as is set forth in Section 4 with respect to title and Liens, as of the date of delivery of the Aircraft to such purchaser), all Lessor's right, title and interest in and to such Aircraft.

          The Owner Participant may, at any time within 45 days after it has received a termination notice from Lessee, give written notice to Lessee and the Indenture Trustee that the Owner Participant elects irrevocably to terminate this Lease with respect to the Aircraft. On the Termination Date the Owner Participant shall pay to the Indenture Trustee sufficient funds to enable it to pay in full the aggregate unpaid principal amount of all Certificates then outstanding, together with accrued interest thereon to such Termination Date. Effective on full payment to the Indenture Trustee of all the foregoing amounts and on Lessee's full payment of the installment of Basic Rent, if any, due on such Termination Date (if designated as payable in arrears but not if payable in advance) plus all other amounts of Rent (including an amount equal to the premium, if any, owing by Lessor in respect of the Certificates) and other amounts payable by Lessee hereunder or under the Participation Agreement due on or prior to such Termination Date other than any installment of Basic Rent due after the Termination Date, this Lease shall terminate with respect to the Aircraft; provided that this Lease shall continue in full force and effect
          --------
unless such amounts are paid in full. If after giving an irrevocable notice the Owner Participant fails to make the required payment on the Termination Date, Lessee may complete the pending termination procedure hereunder by giving at least 30 days prior written notice to Lessor of a new Termination Date (without regard to the 90-day limitation and without regard to Owner Participant's right to terminate under this paragraph).

          If this Lease terminates pursuant to this Section 9(a), Lessee shall deliver the Airframe and the Engines or engines to or at the direction of Lessor in the same condition and manner as if return were being made to Lessor pursuant to Section 5(c), and shall duly transfer to Lessor title to any such engines installed on the Airframe on the Termination Date not owned by Lessor, all in accordance with the terms of said Section 5(c), and Lessor shall, subject to Lessee's compliance with the provisions of this Section 9(a), duly transfer to Lessee title to any Engines not installed on the Airframe on the Termination Date.

          (b)  Replacement Engines.  So long as no Event of Default shall have
               -------------------
occurred and be continuing, Lessee may at any time, on at least 30 days' prior written notice to Lessor, terminate this Lease with respect to any Engine not then installed or held for use on the Airframe by replacing such Engine in accordance with the terms of paragraph (b) of Section 10 to the same extent as if an Event of Loss had occurred with respect to such Engine.

          SECTION 10.  Loss, Destruction, Requisition, etc.  (a) Event of Loss
                       -----------------------------------       -------------
with Respect to the Airframe.  Lessee shall notify Lessor promptly and in any
----------------------------
event within 15 days of the occurrence of an Event of Loss with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe. By written notice to Lessor, the Indenture Trustee and the Owner Participant given within 60 days after the occurrence of such Event of Loss, Lessee shall elect one of the following two alternatives (failure by Lessee to make such election within said 60 days being deemed an election of alternative (i)):

          (i)  pay to Lessor on a date as provided in the last paragraph of this
     Section 10(a), (A) the Stipulated Loss Value for the Aircraft, computed as of the date specified in Exhibit A coinciding with or next preceding the date of payment, plus interest at the Debt Rate from such date specified in Exhibit A to the date of payment, (B) the Basic Rent installment payment, if any, due on such date of payment (if payable in arrears but not if payable in advance), plus any other amounts of Basic Rent which shall be due and unpaid other than any installment of Basic Rent due after such date, (C) all other amounts, whether Supplemental Rent (including an amount equal to the premium, if any, owing by Lessor in respect of the Certificates) or otherwise, owing by Lessee to Lessor, the Owner Participant, the Indenture Trustee and the Holders hereunder, under the Participation Agreement, the Indenture, the Certificates or the Indemnity Agreement and (D) any reasonable out-of-pocket costs or expenses incurred in connection with such Event of Loss and the related prepayment of the Certificates by Lessor, the Owner Participant, the Holders or the Indenture Trustee. Upon payment in full of such amounts, (x) this Lease, including the obligation of

     Lessee hereunder to pay all succeeding installments of Basic Rent, shall terminate and (y) provided that no Event of Default has occurred and is
                       --------
     continuing, Lessor shall transfer to Lessee (subject to any insurer's salvage rights and in accordance with the provisions of Section 9.08 of the Indenture), without recourse or warranty, except as set forth in Section 4, all of Lessor's right, title and interest, if any, in and to the Aircraft. In connection with such transfer, Lessee shall prepare and Lessor shall execute or forward to the Indenture Trustee for execution, as the case may be, all in recordable form, a bill of sale evidencing such transfer, a termination of this Lease, a release of the Indenture and such other documents (including Uniform Commercial Code termination statements) as Lessee reasonably requests, or

          (ii)  provided that no Event of Default or Payment or Bankruptcy
                --------
     Default shall have occurred and be continuing and that Lessee shall have reimbursed the reasonable expenses of all parties entitled thereto pursuant to this clause (ii), Lessee shall cause to be duly conveyed to Lessor, as replacement for the Airframe and Engines with respect to which such Event of Loss occurred, title to a McDonnell Douglas MD-11 airframe which was delivered initially by the Manufacturer no earlier than 1993 and having at least the equivalent value, utility and remaining useful life as the Airframe being replaced had immediately prior to the occurrence of such Event of Loss (assuming the Airframe had been maintained in accordance with this Lease), and title to a number of engines equal to the number of Engines with respect to which such Event of Loss has occurred of the same make and model (or engines of another manufacturer suitable for installation and use on the Airframe, provided that all three replacement
                                           --------
     engines shall be of identical make and model and any replacement engines of a different manufacturer than the original Engines shall be then commonly used in the commercial passenger aviation industry on MD-11 series airframes) and in at least as good operating condition and having at least the same value and utility as the Engine being replaced had immediately before such Event of Loss occurred, assuming such Engine is in at least as good condition as required to be maintained hereunder, in each case to be owned by Lessee free and clear of all Liens whatsoever (other than Permitted Liens), in passenger configuration, duly certified as an airworthy aircraft by the FAA and being in good operating condition, but in all events in at least as good operating condition and repair as required by the terms hereof, in each such case, immediately prior to the occurrence of such Event of Loss. In such case Lessee will promptly (A) furnish Lessor with bills of sale, in form and substance satisfactory to Lessor, covering such replacement airframe, engine or engines, as the case may be, (B) cause such replacement airframe to be duly registered in the name of Lessor pursuant to the Act or the laws of such other jurisdiction in which registration is permitted pursuant to Section 19 of the Participation Agreement, (C) cause supplements hereto and to the Trust Agreement and the Indenture, in form and substance satisfactory to Lessor, covering such replacement airframe, engine or engines, as the case may be, under this Lease, to be, in the case of the supplement to this Lease, duly executed by Lessee and, in the case of each such supplement, recorded pursuant to the Act or such laws, (D) furnish Lessor with such evidence (which shall be in the form of an appraisal or other report, as the case may be, from a qualified independent expert or experts reasonably satisfactory to Lessor) of the value and utility of, and good title to, such replacement airframe, engine or engines, and airworthiness, residual value and remaining useful life of such replacement airframe and the airworthiness after replacement of the Aircraft, and of compliance with the insurance provisions of Section 11 with respect to such replacement airframe, engine or engines, as the case may be, as Lessor reasonably requests, (E) furnish Lessor with all documents, certificates and opinions necessary to enable Lessor to comply with the requirements of Section 9.08 of the Indenture, (F) furnish Lessor and the Owner Participant with an opinion in form and substance satisfactory to the Owner Participant of tax counsel chosen by the Owner Participant and reasonably acceptable to the Lessee as to the absence of any risk of adverse tax consequences to Lessor and the Owner Participant of such replacement or if such opinion cannot be given, an indemnity in form and substance satisfactory to the Owner Participant against such adverse tax consequences, (G) assign to Lessor all manufacturer's and vendor's warranties with respect to such replacement, (H) furnish Lessor, the Indenture Trustee and the Owner Participant with an opinion addressed to each of them, of counsel reasonably acceptable to them to the effect that the benefits of Section 1110 of the Bankruptcy Code would be available to Lessor and Indenture Trustee with respect to such replacement airframe, engine or engines and (I) take such other action as Lessor reasonably requests in order that title to such replacement airframe, engine or engines, as the case may be, is duly and properly vested in Lessor, leased hereunder and subjected to the Lien of the Indenture to the same extent as the Airframe, Engine or Engines replaced thereby.

     Upon full compliance by Lessee with the terms of this subparagraph (a)
     (ii), Lessor will transfer to Lessee (subject to any insurer's salvage rights and in accordance with the provisions of Section 9.08 of the Indenture), without recourse or warranty, except as set forth in Section 4, all of Lessor's right, title and interest, if any, in and to the Airframe, Engine or Engines with respect to which such Event of Loss occurred. In connection with such transfer, Lessee shall prepare and Lessor shall execute or forward to the Indenture Trustee for execution, as the case may be, all in recordable form, a bill of sale evidencing such transfer, a release of the Airframe and Engines with respect to which such Event of Loss occurred from the Indenture and such other documents (including Uniform Commercial Code amending statements) as Lessee reasonably requests. Any Engine not installed on the Airframe when such Event of Loss occurred shall continue to be the property of Lessor and leased hereunder as part of the replacement aircraft. For all purposes hereof, the replacement airframe and each replacement engine shall be deemed part of the property leased hereunder; the replacement airframe shall be deemed an "Airframe" as defined herein; each replacement engine shall be deemed an "Engine" as defined herein; and the replacement airframe and each replacement engine shall be deemed part of the Aircraft to the same extent as was the Airframe or Engine, as the case may be, replaced thereby. Nothing contained in this subparagraph (a) (ii) shall change Basic Rent, Stipulated Loss Values or Termination Values, other than any adjustments made pursuant to the Indemnity Agreement. Any such adjustment shall be subject to clause (y) of the definitions of "Stipulated Loss Value" and "Termination Value."

          If alternative (i) above is elected or deemed to be elected by Lessee, Lessee shall fully perform the same not later than the earlier of (x) 120 days following the occurrence of such Event of Loss and (y) 15 days following the date of receipt of insurance proceeds with respect to such occurrence. If alternative (ii) above is elected by Lessee and Lessee has not fully performed the same within 120 days of the occurrence of such Event of Loss, in the event that any amounts held by Lessor (or, so long as the Indenture shall be in effect, the Indenture Trustee) in respect of such Event of Loss are less than the Stipulated Loss Value thereof, Lessee will deposit with Lessor or the Indenture Trustee, as the case may be, the amount of any deficiency as security on such 120th day; provided, however, that if Lessee has not fully performed
                   --------  -------
alternative (ii) above within 180 days following the occurrence of such Event of Loss, Lessee shall be deemed to have elected alternative (i) and shall immediately perform its obligations thereunder, and the Indenture Trustee, or Lessor if the Indenture shall have been discharged, shall apply the aforesaid amounts held by it as a credit against such obligations.

          (b)  Event of Loss with Respect to an Engine. Upon the occurrence of
               ---------------------------------------
an Event of Loss with respect to an Engine in any case where the provisions of paragraph (a) of this Section 10 are not applicable, Lessee shall give Lessor prompt written notice thereof and shall, within 60 days after the occurrence of such Event of Loss, duly convey to Lessor, as replacement for the Engine with respect to which such Event of Loss occurred, title to another engine of the same make and model (or engines of another manufacturer suitable for installation and use on the Airframe) having at least the same value and utility as the respective Engine being replaced had immediately prior to the occurrence of such Event of Loss (assuming such Engine had been maintained in accordance with the terms of this Lease), owned by Lessee free and clear of all Liens whatsoever and in at least as good operating condition as the Engine with respect to which such Event of Loss occurred, but in all events in at least as good condition and repair as required by the terms hereof immediately prior to the occurrence of such Event of Loss, provided that after
                                                           --------
any replacement all three Engines shall be of identical make and model and any replacement engines of a different manufacturer than the original Engines shall be then commonly in use in the commercial passenger aviation industry on MD-11 series airframes. In such case, Lessee, at its own expense, will promptly (i) furnish Lessor with a bill of sale, in form and substance satisfactory to Lessor with respect to such replacement engine, (ii) cause supplements hereto and to the Trust Agreement and the Indenture, in form and substance satisfactory to Lessor, subjecting such replacement engine to this Lease, in the case of the supplement to this Lease, to be duly executed by Lessee and, in the case of each such supplement, recorded pursuant to the Act, (iii) furnish Lessor with such evidence of compliance with the insurance provisions of Section 11 with respect to such replacement engine as Lessor reasonably requests and furnish Lessor with such evidence of Lessee's title to such replacement engine, (iv) furnish Lessor with all documents, certificates and opinions necessary to enable Lessor to comply with the requirements of Section 9.08 of the Indenture, (v) furnish Lessor and the Owner Participant with an opinion in form and substance satisfactory to Owner Participant of tax counsel chosen by the Owner Participant, and reasonably acceptable to Lessee, as to the absence of any risk of adverse tax consequences to Lessor and the Owner Participant of such replacement, or if such opinion cannot be given, an indemnity satisfactory to the Owner Participant for such tax consequences, (vi) furnish Lessor with an officer's certificate certifying that such replacement engine has the value and utility required by this Section 10(b), (vii) assign to Lessor the benefit of all manufacturer's and vendor's warranties with respect to such replacement engine and (viii) take such other action as Lessor reasonably requests in order that title to such replacement engine be duly and properly vested in Lessor, leased hereunder and subjected to the Lien of the Indenture to the same extent as the Engine replaced thereby. Upon full compliance by Lessee with the terms of this paragraph (b), Lessor will, provided no Event of Default has occurred and is continuing, transfer to Lessee (subject to any insurer's salvage rights and in accordance with the provisions of Section 9.08 of the Indenture), without recourse or warranty except as set forth in Section 4, all of Lessor's right, title and interest, if any, in and to the Engine with respect to which such Event of Loss occurred. In connection with such transfer, Lessee shall prepare and Lessor shall execute or forward to the Indenture Trustee for execution, as the case may be, all in recordable form, a bill of sale evidencing such transfer, a release of the Engine with respect to which such Event of Loss occurred from the Indenture and such other documents (including Uniform Commercial Code amending statements) as Lessee reasonably requests, all at Lessee's sole cost and expense. For all purposes hereof, each such replacement engine shall be deemed part of the property leased hereunder, shall be deemed an "Engine" as defined herein and shall be deemed part of the Aircraft to the same extent as was the Engine replaced thereby. An Event of Loss covered by this paragraph (b) shall not result in any change in Basic Rent, Stipulated Loss Value, Termination Value or the EBO Percentage, other than any adjustments made pursuant to the Indem-nity Agreement, and any such adjustment shall be subject to clause (y) of the definitions of "Stipulated Loss Value" and "Termination Value".

          (c)  Application of Payments from Governmental Authorities or Others.
               ---------------------------------------------------------------
Any payments received at any time by Lessor or by Lessee from any governmental authority or other party with respect to an Event of Loss resulting from the condemnation, confiscation, conversion, theft or seizure of, or requisition of title to or use of, the Airframe or any Engine will be applied as follows:

          (i) If such payments are received with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe and alternative (i) in paragraph (a) of this Section 10 is the alternative performed or to be performed by Lessee, so much of such payments (net of any and all unreimbursed costs, losses and expenses incurred by Lessor, the Owner Participant and the Indenture Trustee) as shall not exceed the Stipulated Loss Value required to be paid by Lessee pursuant to said paragraph (a) shall be paid to Lessor in reduction of Lessee's obligation to pay such Stipulated Loss Value if not already paid in full by Lessee, or, if already paid by Lessee, shall, provided neither
                                                              --------
     an Event of Default nor a Payment Default has occurred and is continuing (otherwise such proceeds shall be held pursuant to Section 24 as security for Lessee's obligations hereunder and under the other Operative Documents), be applied to reimburse Lessee for its payment of such Stipulated Loss Value and the balance, if any, remaining after such application shall be divided between Lessee and Lessor as the respective interests of Lessee and Lessor may appear relative to the values of Lessee's leasehold interest in the Aircraft and Lessor's ownership of the Aircraft subject to this Lease; and

          (ii) If such payments are received with respect to the Airframe or with respect to the Airframe and the Engines then installed on the Airframe and alternative (ii) in paragraph (a) of this Section 10 is the alternative performed or to be performed by Lessee, or if such payment is received with respect to an Engine not then installed on the Airframe under the circumstances contemplated by paragraph (b) of this Section 10, all such payments (net of any and all unreimbursed costs, losses and expenses incurred by Lessor, the Owner Participant and the Indenture Trustee) shall be paid over to, or retained by, Lessee, provided that Lessee shall have
                                              --------
     fully performed the terms of this Section 10 with respect to the Event of Loss for which such payments are made, and provided further that neither an
                                                -------- -------
     Event of Default nor a Payment Default
     shall have occurred and be continuing (otherwise such proceeds shall be held pursuant to Section 24 as security for Lessee's obligations hereunder and under the other Operative Documents).

          (d)  Requisition for Use with Respect to the Airframe and Engines
               ------------------------------------------------------------
Installed Thereon. If the Airframe or the Airframe and the Engines or engines
-----------------
then installed on the Airframe is requisitioned for use by a Requisitioning Government, Lessee shall promptly notify Lessor of such requisition and all Lessee's obligations under this Lease with respect to the Aircraft shall continue to the same extent as if such requisition had not occurred, except to the extent that any failure or delay in repairing or maintaining the Aircraft shall have been caused by such requisition. All payments received by Lessor, Lessee or any Permitted Sublessee in connection with any such requisition for use (other than any such requisition which constitutes an Event of Loss, as to which the provisions of Section 10(c) shall govern) or pursuant to Section 7(b) under a sublease or transfer then in effect from a Requisitioning Government for the use of the Airframe and Engines or engines during the Term shall be paid over to, or retained by, Lessee and/ or such Permitted Sublessee, provided that
                                                                  --------
neither an Event of Default nor Payment or Bankruptcy Default shall have occurred and be continuing (otherwise such proceeds shall be held pursuant to Section 24 as security for Lessee's obligations hereunder and under the Participation Agreement). All payments received by Lessor, Lessee or any such Permitted Sublessee from a Requisitioning Government for the use of the Airframe and Engines after the Term shall be paid over to, or retained by, Lessor (or Lessee if it shall have purchased Lessor's interest therein). Lessee shall promptly notify Lessor or cause Lessor to be notified in writing of such requisition. In the event of any such requisition for use, Lessee agrees to use its best efforts to obtain reimbursement from the United States government or any agency or instrumentality thereof to Lessor and the Owner Participant for damages suffered by Lessor and the Owner Participant as a result of such requisition for use. Lessee agrees to notify Lessor or cause Lessor to be notified promptly in writing in advance of the time when any negotiations between Lessee and or any such Permitted Sublessee and a Requisitioning Government with respect to any such requisition shall commence and will consult with Lessor regarding methods or procedures that are appropriate to effect recovery from such Requisitioning Government for any damages suffered by Lessor and the Owner Participant by reason of such requisition for use.

          (e)  Requisition for Use by a Requisitioning Government of an Engine
               ---------------------------------------------------------------
Not Installed on the Airframe. If an Engine not then installed on the Airframe
-----------------------------
is requisitioned for use by a Requisitioning Government, Lessee shall replace such engine or cause it to be replaced by complying with the terms of Section 10(b) to the same extent as if an Event of Loss had occurred with respect to such Engine as of the date of such requisition. Any payments received by Lessor, Lessee or any Permitted Sublessee from a Requisitioning Government with respect to such requisition shall be paid over to, or retained by, Lessee and/or such assignee, sublessee or transferee, provided that neither an Event of Default nor a Payment Default
            --------
shall have occurred and be continuing (otherwise such proceeds shall be held pursuant to Section 24 as security for Lessee's obligations hereunder and under the other Operative Documents).

          SECTION 11.  Insurance.  Lessee will at all times during the Term
                       ---------
cause insurance to be carried and maintained with insurers of recognized responsibility on or with respect to the Aircraft, at its own cost and expense, against such risks (including, without limitation, all-risk hull, public liability, property damage, bodily injury, passenger liability and contractual liability insurance), in such amounts, with such deductibles or self-insurance amounts as Lessee customarily maintains with respect to similar aircraft owned or operated by Lessee operating on similar routes in similar geographic locations.

          Notwithstanding the foregoing, if Lessee's senior unsecured long-term debt is rated Investment Grade (or, if Lessee has no rated unsecured long-term debt, Lessee has an equivalent credit standing), Lessee may self-insure in any amount (by means of a deductible, self-insured retentions or otherwise) with respect to hull insurance and maintain a deductible in any amount with respect to all other insurance, including liability insurance, required to be carried and maintained hereunder. If Lessee's senior unsecured long-term debt is rated below Investment Grade (or, if Lessee has no rated unsecured long-term debt, Lessee has an equivalent credit standing), Lessee may self-insure with respect to all insurance, including liability insurance, in amounts conforming to the then existing average standard for United States passenger airlines of similar size and standing as determined by an independent aircraft insurance expert designated by Lessee and reasonably satisfactory to Lessor and the Owner Participant. The foregoing sentence shall take effect as from the next scheduled renewal of Lessee's relevant insurance coverage following the time when Lessee's senior unsecured long term debt is downgraded to below Investment Grade. The foregoing shall not permit Lessee to discriminate as between insurance coverage on the Aircraft and insurance which Lessee maintains with respect to similar aircraft owned or operated by Lessee operating on similar routes in similar geographic locations. Unless Lessor and the Owner Participant, in their sole discretion, give their written consent to the contrary, Lessee shall maintain hull insurance in an amount not less than Stipulated Loss Value from time to time and liability insurance in an amount not less than the amount per occurrence set forth on the insurance certificate delivered by Lessee pursuant to Section 3(f) of the Participation Agreement. While Lessee's senior unsecured long-term debt is rated below Investment Grade (or, if Lessee has no rated senior unsecured long-term debt, Lessee has an equivalent credit standing), Lessee may carry and maintain insurance with respect to the Aircraft with Captive Insurance Companies (as hereinafter defined) only to the extent that the sum of (1) the amount which Lessee carries and maintains with Captive Insurance Companies and

(2) the amount which Lessee otherwise self insures with respect to the Aircraft (whether by means of a deductible, self-insured retention or otherwise) does not exceed the amount of self insurance permitted by the foregoing provisions of this Section. "Captive Insurance Company" means any insurance company which is an Affiliate of Lessee; provided that a Captive Insurance Company shall not include any such insurance company (i) which is itself an insurance company of recognized responsibility or (ii) which fully reinsures (pursuant to contracts of reinsurance which include a cut-through clause in favor of Lessor) all risks with respect to the Aircraft with an insurance company of recognized responsibility.

          During any period of (i) the requisition for use by the United States government or any agency or instrumentality thereof whose obligations bear the full faith and credit of the United States or (ii) any transfer of possession to the United States of America or any agency or instrumentality thereof pursuant to Section 7(b)(C) or Section 7(b)(H) of the Airframe or the Airframe and the Engines or engines then installed on the Airframe during the Basic Term or the Renewal Term, if any, Lessee shall carry and maintain or cause to be carried and maintained the same insurance required pursuant to this Section 11 (except to the extent that Lessee certifies that such insurance shall be unobtainable after diligent effort by Lessee or shall be obtainable only at unreasonably high rates or on unduly burdensome terms and conditions); provided that Lessor, the Owner
                                               --------
Participant and the Indenture Trustee shall accept, in lieu of such insurance coverage, written indemnification or insurance from the United States of America which is substantially the same as otherwise required hereunder and is acceptable to Lessor and the Owner Participant.

          All insurance policies required to be carried and maintained hereunder shall name Lessee and any Permitted Sublessee as the case may be, as named insured, and shall name Lessor (including in its individual capacity with respect to liability policies only), the Indenture Trustee, and the Owner Participant, as additional insureds (collectively the "Additional Insureds") and shall afford each thereof the rights but not the obligations of a co-insured or additional insured (including any obligation in respect of premiums). All insurance policies required hereunder shall contain a "breach of warranty" clause satisfactory to Lessor, the Indenture Trustee and the Owner Participant providing that in respect of the respective interests of the Additional Insureds in such policies the insurance shall not be invalidated by any action or inaction of Lessee or any such Permitted Sublessee, as the case may be, or others and shall insure the Additional Insureds as their interests may appear, regardless of any breach or violation by Lessee or any such Permitted Sublessee or other person, as the case may be, of any condition, declaration, warranty or provision of any such policies. Each liability policy and hull policy shall be primary without right of contribution from any Additional Insured or any other insurance which is carried by any Additional Insured with respect to its interest as such in the Aircraft. Each such policy shall waive any right of subrogation of the insurers against the Additional Insureds and shall waive any right of the insurers to any set-off or counterclaim or any other deduction, whether by attachment or otherwise, in respect of any liability of the Additional Insureds or Lessee. Each such policy shall provide that, if such insurance lapses for nonpayment of any premium or installment when due, or if such insurance is canceled or terminated for any reason whatsoever, or if the scope of coverage or the limits of liability are reduced or any other materially adverse change is made in or to the rights of the Additional Insureds, the insurers will promptly notify Lessee, Lessor, the Indenture Trustee and the Owner Participant in writing and any such lapse, cancellation, termination or change shall not be effective as to Lessor, the Indenture Trustee or the Owner Participant or any other Additional Insured for 30 days after receipt of such notice, and that appropriate certification shall be made to Lessor, the Owner Participant and the Indenture Trustee by each insurer with respect thereto. Each liability policy shall expressly provide that all of the provisions thereof shall operate in the same manner as if there were a separate policy covering each insured; provided that such policies shall not
                                         --------
operate to increase the insurer's limit of liability.

          All policies required hereunder covering loss or damage to the Aircraft shall provide that all losses thereunder (but not in excess of Stipulated Loss Value) shall be payable solely to Lessor (or to the Indenture Trustee, so long as this Lease is assigned to the Indenture Trustee) as sole loss payee. All insurance proceeds under such policies received as the result of the occurrence of an Event of Loss with respect to the Airframe or an Engine will be applied as follows:

          (a) if such proceeds are received with respect to the Airframe or with respect to the Airframe and the Engines or engines then installed on the Airframe and alternative (i) in Section 10(a) is the alternative performed or to be performed by Lessee, so much of such proceeds as shall not exceed the Stipulated Loss Value and Rent required to be paid by Lessee pursuant to alternative (i) of Section 10(a) shall be applied in reduction of Lessee's obligation to pay such Stipulated Loss Value and Rent if not already paid by Lessee, or, if already paid by Lessee, shall be applied to reimburse Lessee for its payment of such Stipulated Loss Value and Rent, provided that neither an Event of Default nor a Payment Default or
     --------
     Bankruptcy Default shall have occurred and be continuing, and the balance, if any, of such proceeds remaining thereafter will be paid to the order of Lessee; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 24 as security for Lessee's obligations hereunder and under the other Operative Documents; and

          (b) if such proceeds are received with respect to the Airframe or the Airframe and the Engines or engines then installed on the Airframe and alternative (ii) in Section 10(a) is the alternative to be performed by Lessee, or if such proceeds are received with respect to an Engine not then installed on the Airframe under the circumstances contemplated by Section 10(b), all such proceeds (minus the net amount, if any, payable by Lessee with respect to such proceeds or such substitution under Section 5 of the Indemnity Agreement) shall be paid to the order of Lessee or any Permitted Sublessee designated by Lessee, provided that Lessee shall have fully performed or caused to be performed
     --------
     the terms of Section 10(a) or (b) with respect to the Event of Loss for which such proceeds are paid and provided further that neither an Event of
                                      -------- -------
     Default nor a Payment Default or Bankruptcy Default shall have occurred and be continuing; if and so long as the immediately preceding proviso is not satisfied, such proceeds shall be held pursuant to Section 24 as security for Lessee's obligations hereunder and under the other Operative Documents.

The proceeds of any property damage loss not constituting an Event of Loss with respect to the Airframe or any Engine will be applied in payment for repairs or for replacement property in accordance with the terms of Sections 7 and 8, if not already paid for by, or to reimburse, Lessee or any Permitted Sublessee (in either case, upon receipt by Indenture Trustee of related invoices) and any balance remaining after compliance with said Sections 7 and 8 with respect to such loss shall be paid to the order of Lessee or any such Permitted Sublessee designated by Lessee, provided that neither an Event of Default nor a Payment
                      --------
Default shall have occurred and be continuing; if and so long as the foregoing proviso is not satisfied, such proceeds shall be held pursuant to Section 24 as security for Lessee's obligations hereunder and under the other Operative Documents.

          In the first quarter of each calendar year beginning in 1995 and thereafter during the Basic Term and the Renewal Term, if any, a detailed report signed by an aviation insurance broker of nationally recognized standing retained by Lessee or by any Permitted Sublessee shall be furnished to Lessor, the Owner Participant and the Indenture Trustee. Such report shall describe in reasonable detail all insurance carried on or with respect to the Aircraft as required by this Lease, shall state that such insurance is in full force and effect and state that, in the opinion of such insurance broker, the insurance then carried and maintained on or with respect to the Aircraft complies with the terms hereof. Lessee will cause such aviation insurance broker to advise Lessor and the Indenture Trustee in writing of any default in the payment of any premium and of any other act or omission on the part of Lessee or any such Permitted Sublessee, as the case may be, of which such aviation insurance broker has knowledge and which might invalidate or render unenforceable, in whole or in part, any insurance on or with respect to the Aircraft promptly upon the occurrence thereof or at such later time as such broker shall have knowledge thereof. All insurance policies required hereunder shall provide that Lessor and the Indenture Trustee be advised in writing of the reduction or termination of coverage at least 30 days prior to the expiration date or termination of any insurance carried and maintained on or with respect to the Aircraft.

          If any party required to be named as an additional insured under any insurance policies required to be carried and maintained hereunder becomes subject to a claim covered by such insurance, Lessee shall make available any information required by such party in connection with such claims.

          In the event that Lessee or any Permitted Sublessee shall fail to maintain or cause to be maintained insurance as herein provided, Lessor may, but is under no duty to, at its option obtain such insurance (giving Lessee prompt written notice thereof) and, in such event, Lessee shall, upon demand, reimburse Lessor, as Supplemental Rent, for the cost to Lessor of such insurance, together with interest thereon at the Past Due Rate for the period commencing with the date such cost was paid to the date of reimbursement.

          Lessee, any Permitted Sublessee, Lessor and the Owner Participant shall each have the right to carry hull and liability insurance on the Aircraft for its own benefit, as its respective interests may appear, in amounts over and above the amounts required by the foregoing provisions, provided that no
                                                        --------
insurance carried by Lessor or the Owner Participant may effectively limit the amount or type of insurance carried by Lessee.

          SECTION 12.  Inspection.  At all reasonable times and upon reasonable
                       ----------
notice, Lessor, the Owner Participant, and the Indenture Trustee or their respective authorized representatives, may inspect the Aircraft and the books and records of Lessee or a Permitted Sublessee relating thereto from time to time and may make copies of those parts of such books and records not reasonably deemed confidential by Lessee. Such inspection of the Aircraft shall be a visual, walk-around inspection which may include going on board the Aircraft but shall not include opening any panels, bays, or other components of the Aircraft (except to the extent any such inspection takes place when any such panels, bays or other components are open) and shall be conducted so as not to unreasonably interfere with Lessee's operation and maintenance of the Aircraft. No Inspecting Party shall have any duty to make any such inspection or incur any liability or obligation by making or not making any such inspection, unless by making such inspection such Inspecting Party wrongfully interferes with Lessee's operation and maintenance of the Aircraft. Any inspection made pursuant to this Section 12 shall be at the sole expense and risk of the relevant Inspecting Party. Lessee shall make any permitted sublease or transfer permitted under Section 7(b) expressly subject to inspection rights consistent with this Section 12. Any inspection made pursuant to this Section 12 shall be made by no more than two authorized representatives of each Inspecting Party. Lessee agrees to respond in a timely fashion to any Inspecting

Party's inquiries regarding the scheduling of any letter check or heavy maintenance visit with respect to the Aircraft.

          SECTION 13. Assignment, Citizenship, etc. (a) Merger, etc. Lessee may
                      -----------------------------     ------------
not sell or convey substantially all its property and assets, or consolidate with or merge into, any other corporation, or otherwise assign any of its rights or obligations hereunder without the prior written consent of Lessor, except as provided in Section 12(d) of the Participation Agreement. Lessee will at all times be a duly certificated air carrier under the Act (or, if either the Act or the certification requirements thereunder are superseded, will at all times be authorized under the laws of the United States to be a common carrier of persons by air).

          (b)  Assignment. Except as otherwise provided herein or as expressly
               ----------
permitted by and subject to the provisions of the Trust Agreement, the Indenture or the Participation Agreement, Lessor will not assign or convey all or any portion of its right, title and interest in and to this Lease and the Aircraft. Any permitted transferee shall be a Citizen of the United States and shall expressly assume in writing all of the obligations of Lessor under this Lease.

          (c)  Successors and Assigns. The terms and provisions of this Lease
               ----------------------
shall be binding upon and inure to the benefit of Lessor and Lessee and shall inure, to the extent expressly provided herein, to the direct benefit of, and in accordance with the provisions of the Indenture and the Participation Agreement shall be enforceable by, the Indenture Trustee and the Owner Participant, and their respective successors and assigns.

          SECTION 14. Events of Default. Each of the following events shall
                      -----------------
constitute an Event of Default (whether any such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

          (a) Lessee shall fail to make any payment of Basic Rent, Stipulated Loss Value or Termination Value within ten Business Days after the same shall have become due; or

          (b) Lessee shall fail to make any payment of any other Supplemental Rent (other than payments of Stipulated Loss Value and Termination Value) within ten Business Days after Lessee has received written demand therefor from the person entitled to receive such payment; provided that if such
                                                       --------
     payment is an Excepted Payment such failure shall not constitute an Event of Default until the Owner Participant shall so declare it by notice in writing to Lessee; or

          (c) any representation, warranty, certification or statement made by Lessee hereunder or under the Participation Agreement or any other Operative Document or made pursuant hereto or thereto (other than Lessee's representations made under the Indemnity Agreement) shall prove to have been inaccurate in any material respect when made; provided that if the representation, warranty,
                        --------
     certification or statement was originally given by Lessee in good faith, an Event of Default shall not be deemed to exist unless the inaccurate representation, warranty, certification or statement remains material to Lessor at the time discovered and remains uncured for a period of 30 days after receipt by Lessee of a written notice from Lessor advising Lessee of such inaccuracy; or

          (d) Lessee shall fail to carry and maintain (or cause to be carried and maintained) insurance on or in respect of the Aircraft in accordance with the provisions of Section 11, provided that failure to maintain such
                                        --------
     insurance for up to 30 days shall not constitute an Event of Default if, during such period, the Aircraft is not operated and appropriate insurance for the Aircraft on the ground is maintained; or

          (e) Lessee shall fail in any material respect to perform or observe any other covenant, condition or agreement to be performed or observed by it hereunder or under the Participation Agreement or any other Operative Document and, in each case, such failure shall continue unremedied for a period of 30 days after Lessee shall have received written notice of such failure; provided that no such failure shall constitute an Event of Default
              --------
     so long as (i) such failure is capable of being remedied, (ii) Lessee is diligently proceeding to remedy such failure and (iii) such failure does not result in a material risk of loss, sale or forfeiture of the Aircraft, or incur the risk of criminal charges, but in no event shall such failure continue unremedied for more than (i) 180 days after receipt of such written notice or (ii) the end of the Term, whichever is the first to occur; or

          (f) Lessee shall consent to the appointment of a receiver, trustee or liquidator of itself or of a material part of its property, or Lessee shall admit in writing its inability to pay its debts generally as they come due, or shall make a general assignment for the benefit of creditors, or Lessee shall file or the Board of Directors of Lessee shall authorize Lessee to file, or grant one or more persons authority (at their discretion) to file, a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) or an answer admitting the material allegations of a petition filed against Lessee in any such case, or Lessee shall or the Board of Directors of Lessee shall authorize Lessee to, or grant one or more persons authority (at their discretion) to, seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or other similar law providing for the reorganization or winding-up of corporations (as in effect at such time) or providing for agreement, composition, extension or adjustment with creditors; or

          (g) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of Lessee, a receiver, trustee or liquidator of Lessee or of any substantial part of its property, or any substantial part of the property of Lessee shall be sequestered, or granting any other relief in respect of Lessee under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 60 days after the date of entry thereof; or

          (h) a petition against Lessee in a case under any bankruptcy laws or other insolvency laws (as in effect at such time) shall be filed and shall not be withdrawn or dismissed within 60 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to Lessee, any court of competent jurisdiction shall assume jurisdiction, custody or control of Lessee or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 60 days; or

          (i) the Lien of the Indenture shall cease, at any time prior to the discharge of the Lien of the Indenture, to be a valid first priority perfected Lien on the Indenture Estate in any jurisdiction (other than the United States) in which Lessee has reregistered the Aircraft pursuant to
     Section 19 of the Participation Agreement; provided that no such failure shall constitute an Event of Default so long as (i) the Aircraft is accessible to Lessee, (ii) Lessee is diligently proceeding to transfer the Aircraft to the United States and (iii) the Aircraft is reregistered in the United States within a period of thirty days after a Responsible Officer of Lessee has received actual knowledge of such failure.

          SECTION 15. Remedies. Upon the occurrence of any Event of Default and
                      --------
at any time thereafter so long as the same shall be continuing, Lessor may (unless, prior to the acceleration of any outstanding Certificates, Lessee shall have remedied all outstanding Events of Default) do, and Lessee shall comply with, one or more of the following with respect to all or any part of the Airframe and the Engines, as Lessor in its sole discretion shall elect, subject always to any mandatory requirements of law; provided that during any period
                                             --------
that the Airframe or any Engine is subject to CRAF in accordance with the provisions of Section 7(b)(C) Lessor shall not, on account of any Event of Default, exercise its remedies hereunder in such manner as to limit Lessee's control under this Lease (or the control under any sublease of any Permitted Sublessee) of the Airframe or such Engine, unless at least thirty (30) days' (or such other longer or shorter period as may be applicable under CRAF) written notice of default hereunder shall have been given by Lessor by registered or certified air mail to Lessee (and any Permitted Sublessee) with a copy to the Contracting Officer Representative for the Military Airlift Command of the United States Air Force or any successor to whom notices must be given under the contract governing Lessee's participation (or that of any Permitted Sublessee) in CRAF:

          (a) demand in writing that Lessee shall, and upon such written demand Lessee shall, at Lessee's expense, return promptly to Lessor all or such part of the Airframe or the Engines as Lessor may demand in accordance with all of the provisions of Section 5 as if the Airframe or such Engines were being returned at the end of the Term; or Lessor, at its option, may enter upon the premises where the Airframe or any Engine or Engines are located or believed to be located and take immediate possession of and remove the Airframe or Engines without the necessity for first instituting proceedings, or by summary proceedings or otherwise, and Lessee shall comply therewith, all without liability to Lessor for or by reason of such entry or taking possession, whether for the restoration of damage to property caused by such taking or otherwise; or

          (b) with or without taking possession thereof, sell or otherwise dispose of the Aircraft or any part thereof (including any Engine), at public or private sale and with or without notice to Lessee or advertisement, as Lessor may determine, and Lessor may hold Lessee liable for any installment of Basic Rent due on (if payable in arrears but not if payable in advance) or before the date of such sale, including any accrued but unpaid Basic Rent on a pro-rata basis from the preceding Payment Date to the date of such sale, or hold, use, operate, lease to others or keep idle all or any part of the Airframe or any Engine as Lessor, in its sole discretion, may determine, in any such case free and clear of any rights of Lessee except as set forth below in this Section 15 and without any duty to account to Lessee with respect to such action or inaction or for any proceeds with respect thereto (except to the extent required by paragraph
     (d) below if Lessor elects to exercise its rights under said paragraph in lieu of its rights under paragraph (c) below); or

          (c) whether or not Lessor shall have exercised, or shall thereafter at any time exercise, any of its rights under paragraph (a) or (b) above with respect to the Aircraft, Lessor by written notice to Lessee specifying a payment date not earlier than 10 days from the date of such notice, may terminate this Lease with respect to the Aircraft and demand that Lessee pay to Lessor, and Lessee shall pay to Lessor on the payment date specified in such notice, as liquidated damages for loss of a bargain and not as a penalty, any installment of Basic Rent with respect to the Aircraft due on (if payable in arrears but not if payable in advance) or before such payment date plus an amount equal to the excess, if any, of (i) the Stipulated Loss Value for the Aircraft computed as of the date specified in Exhibit A coinciding with or next preceding the payment date specified pursuant to this paragraph (c), over (ii) the Fair Market Value for the Aircraft, computed as of the payment date specified pursuant to this paragraph (c) (and calculated assuming that the Aircraft will be in storage for a period of twelve months unless Lessor has arranged for a sale or a new lease of the Aircraft scheduled to be completed or to commence within such twelve month period, in which case such sale or new lease shall be taken into account in determining such Fair Market Value), together with interest, to the extent permitted by applicable law, at the Past Due Rate on the amount of such Stipulated Loss Value, from the date as of which such Stipulated Loss Value is computed to the date of actual payment of such amount; or

          (d) if Lessor, pursuant to paragraph (b) above, shall have sold the Aircraft, Lessor in lieu of exercising its rights under paragraph (c) above with respect to the Aircraft, may demand that Lessee pay Lessor, and Lessee shall pay to Lessor on the date of such sale, as liquidated damages for loss of a bargain and not as a penalty, in lieu of the Basic Rent for the Aircraft due after the date on which such sale occurs and in addition to any installment of Basic Rent for the Aircraft due up to and including (if payable in arrears but not if payable in advance) the date on which such sale occurs, an amount equal to the excess, if any, of (i) the Stipulated Loss Value for the Aircraft computed as of the date specified in Exhibit A coinciding with or next preceding the date of such sale, over (ii) the net proceeds of such sale (after deduction of all expenses of such sale, including any sales or transfer taxes; provided, however, that Lessor shall
                                            --------  -------
     use reasonable efforts to minimize any such taxes with respect to such sale consistent with Lessor's right to maximize the proceeds of such sale), together with interest, to the extent permitted by applicable law, at the Past Due Rate on the amount of such Stipulated Loss Value from the date as of which such Stipulated Loss Value is computed to the date of actual payment; or

          (e)  so long as the Aircraft has not been sold pursuant to paragraph
     (b) above, by notice to Lessee, require Lessee to pay on demand to Lessor, and Lessee shall pay to Lessor, as liquidated damages for loss of a bargain and not as a penalty (in lieu of Basic Rent for the Aircraft for any period commencing on (if payable in advance) or after the date of such notice) any unpaid Basic Rent for the Aircraft for any period prior to and including (if payable in arrears but not if payable in advance) the date of such notice, plus an amount equal to Stipulated Loss Value for the Aircraft computed as of the date specified in Exhibit A coinciding with or next preceding the date of such notice, together with interest, to the extent permitted by applicable law, at the Past Due Rate on the amount of such Stipulated Loss Value, from the date as of which such Stipulated Loss Value is computed to the actual payment of such amount; and upon Lessee's payment of liquidated damages and the payment of all other Rent then due hereunder, Lessor shall, if requested by the Owner Participant, return the Aircraft to Lessee, and otherwise shall exercise reasonable efforts promptly to sell the Airframe and each Engine and shall pay over to Lessee the net proceeds of such sale (after deducting from such proceeds, all costs and expenses incurred by Lessor in connection therewith, including any sales or transfer taxes; provided, however, that Lessor shall
                                            --------  -------
     use reasonable efforts to minimize any such taxes with respect to such sale and all other amounts which may become payable to Lessor or the Owner Participant consistent with Lessor's right to maximize the proceeds of such sale) up to the amount of Stipulated Loss Value actually paid; or

          (f)  terminate this Lease as to the Airframe or any Engine; or

          (g) exercise any other right or remedy which may be available under applicable law or proceed by appropriate court action to enforce the terms hereof or to recover damages for the breach hereof.

In addition, Lessee shall be liable for any and all Supplemental Rent due hereunder and all amounts payable by Lessee under the Participation Agreement before or after any termination hereof, including all costs and expenses (including, to the extent permitted by applicable law, reasonable attorneys' fees and disbursements) incurred as a result of the occurrence of any Event of Default and the exercise of Lessor's remedies with respect thereto, including all costs and expenses incurred in connection with the return of the Airframe or any Engine in accordance with the terms of Section 5. Except as otherwise expressly provided above, no remedy referred to in this Section 15 is intended to be exclusive, but each shall be cumulative and in addition to any other remedy referred to above or otherwise available to Lessor at law or in equity. The exercise or beginning of exercise by Lessor of any one or more of such remedies shall not preclude the simultaneous or later exercise by Lessor of any other remedies. No express or implied waiver by Lessor of any Event of Default hereunder shall constitute a waiver of any future or subsequent Event of Default. Lessor's access to the Aircraft is of the essence of the remedies hereunder and shall not be impaired.

          SECTION 16. Lessor's Right to Perform for Lessee. If Lessee fails to
                      ------------------------------------
make any payment of Rent or fails to perform or comply with any of its agreements herein, Lessor or the Owner Participant may, but is under no duty to, make such payments or perform or comply with such agreement. The amount of such payment and the amount of the reasonable expenses of Lessor or the Owner Participant, as the case may be, incurred in connection with such payment or the performance of or compliance with such agreement, as the case may be, together with interest thereon at the Past Due Rate (to the extent permitted by applicable law), from the date of the making of such payment or the incurring of such expenses to the date of payment of such Rent by Lessee, shall be deemed Rent payable by Lessee upon demand. No such payment or performance by Lessor or the Owner Participant shall be deemed to waive any Default or Event of Default or relieve Lessee of its obligations hereunder.

          SECTION 17. Covenant of Quiet Enjoyment. So long as no Event of
                      ---------------------------
Default shall have occurred and be continuing and notwithstanding any default by Lessor, the Owner Participant or the Indenture Trustee under the Participation Agreement, the Trust Agreement or the Indenture, Lessee shall have the right to the quiet enjoyment of, and the continued possession, use and operation of, the Aircraft during the Term, and this Lease shall not be terminated except as expressly provided herein. The foregoing does not modify in any respect Lessee's obligations pursuant to Section 20, which obligations are absolute and unconditional.

          SECTION 18. Further Assurances. Lessee will cause this Lease, the
                      ------------------
Trust Agreement and the Indenture to be duly filed and recorded, in each case in accordance with the Act. In addition, Lessee will promptly and duly execute and deliver to Lessor and to such other persons as Lessor shall reasonably designate such further documents and assurances and take such further action as Lessor may from time to time reasonably request in order to carry out more effectively the intent and purpose of this Lease and to establish and protect the rights and remedies created or intended to be created in favor of Lessor hereunder, and in favor of the Indenture Trustee under the Indenture including, without limitation, if requested by Lessor, the execution and delivery of supplements or amendments hereto, in recordable form, subjecting to this Lease any replacement airframe or engine and the recording or filing of counterparts hereof or thereof, or of financing and continuation statements with respect hereto, in accordance with the laws of such jurisdictions as Lessor may from time to time deem advisable. The foregoing sentence does not impose upon Lessor any additional liabilities not otherwise contemplated by this Lease.

          SECTION 19. Notices. All notices required hereunder shall be in
                      -------
writing and delivered personally or mailed by first class registered or certified mail, postage prepaid, or, if promptly confirmed by mail as provided above, dispatched by telecopy, telegram, telex or other written telecommunication, addressed (a) if to Lessee, at Hartsfield Atlanta International Airport, Atlanta, Georgia 30320, Attention: Chief Financial Officer, with a copy to the General Counsel at the same address, or, in each case, at such other address as Lessee may from time to time designate by notice to Lessor, (b) if to Lessor, at the address set forth on Annex II of the Participation Agreement, or at such other address as Lessor may from time to time designate by notice to Lessee, with copies to (i) the Indenture Trustee at the address referred to in clause (d) below and (ii) the Owner Partici-pant, at the address referred to in clause (c) below, (c) if to the Owner Participant, at such address as is set forth on Annex II to the Participation Agreement, or at such other address as the Owner Participant may from time to time designate by notice to Lessee and Lessor, or (d) if to the Indenture Trustee, at the address set forth on Annex II of the Participation Agreement, or at such other address as the Indenture Trustee may from time to time designate by notice to Lessee and Lessor. All notices delivered, mailed or dispatched pursuant to this Section 19 shall become effective when received. In the case of a telex, an answerback and, in the case of mail, a return receipt, will be conclusive evidence of receipt.

          SECTION 20. No Set-Off, Counterclaim, etc. This Lease is a net lease,
                      ------------------------------
and Lessee's obligations to pay all Rent (including, but not limited to, amounts payable as Supplemental Rent) payable hereunder and all amounts payable by Lessee under the Participation Agreement shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, (a) any set-off, counterclaim, recoupment, defense or other right which Lessee may have against Lessor, the Owner Participant, the Indenture Trustee, any Holder, the Manufacturer or anyone else for any reason (whether in connection with this transaction or any other transaction), (b) any defect in the title, airworthiness, eligibility for registration under the Act (and the regulations thereunder) or under any of the laws or regulations of any other country of registry of the Aircraft, condition, design, operation, or fitness for use of, suitability for a particular purpose of, or any damage to or loss or destruction of, the Aircraft, or any interruption or cessation in the use or possession thereof by Lessee for any reason, including, without limitation, by reason of governmental action, (c) any insolvency, bankruptcy, reorganization or similar proceedings by or against Lessee, Lessor, the Owner Participant, the Owner Trustee, the Indenture Trustee or any other person, or (d) any other circumstances, whether or not unforeseen or similar to any of the foregoing. Lessee hereby waives, to the extent permitted by applicable law, any and all rights which it may now have or which at any time hereafter may be conferred upon it, by statute or otherwise, to terminate, cancel, quit or surrender this Lease except in accordance with the express terms hereof. If for any reason this Lease shall be terminated in whole or in part by operation of law or otherwise except as specifically provided herein, Lessee nonetheless shall pay to the party entitled to such payment pursuant to the provisions hereof an amount equal to each Rent payment at the time such payment would have become due and payable in accordance with the terms hereof had this Lease not been so terminated.

          SECTION 21. Successor Trustees and Rights of Trustees as Lessor. If
                      ---------------------------------------------------
any successor trustee is appointed pursuant to the terms of the Trust Agreement, such successor trustee shall, upon written notice by such successor trustee to Lessee, succeed to all the rights, powers and title of Lessor hereunder and shall be Lessor and the owner of the Aircraft for all purposes hereof, without the necessity of any consent or approval by Lessee and without in any way altering the terms of this Lease or Lessee's obligations hereunder.

          SECTION 22. Miscellaneous. Any provision of this Lease which is
                      -------------
prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or enforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not render such provision unenforceable or invalid in any other jurisdiction. To the extent permitted by applicable law, Lessee hereby waives any provision of law which renders any provision hereof prohibited or unenforceable in any respect. No term or provision of this Lease may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge or termination is sought; provided,
                                                                       --------
however, that so long as the Indenture remains in effect, no such change,
-------
waiver, discharge or termination shall be made without the prior written consent of the Indenture Trustee, except as expressly provided herein or in the Indenture. This Lease constitutes an agreement of lease and does not convey to Lessee any right, title or interest in the Aircraft except as a lessee. The captions in this Lease are for convenience of reference only and shall not define or limit any of the terms or provisions hereof. THIS LEASE IS BEING DELIVERED IN NEW YORK AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE BUT WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAWS.

          Wilmington Trust Company (the "Bank") is entering into this Lease solely as Owner Trustee under the Trust Agreement and not in its individual capacity, and the Bank shall not be personally liable for, or for any loss in respect of, any of the statements, representations, warranties, agreements or obligations of the Owner Trustee hereunder, as to all of which Lessee may proceed only against the Trust Estate; provided, however, that the Bank shall be
                                       --------  -------
liable hereunder for its own negligence or negligent or willful misconduct or for a breach of its representations and warranties made in its individual capacity in Section 4 hereof or as otherwise provided in the Participation Agreement. The Bank accepts the benefits of the indemnification granted, and representations and warranties made, to it hereunder.

          SECTION 23. Trust Estate as Security for Lessor's Obligations to
                      ----------------------------------------------------
Holders. In order to secure the indebtedness evidenced by the Certificates,
-------
Lessor provides in the Indenture, among other things, for the assignment by Lessor to the Indenture Trustee of this Lease Agreement and the Lease Supplement and for the creation of a first mortgage and security interest in favor of the Indenture Trustee on the Airframe and the Engines. Lessee acknowledges the existence of, and consents to, such assignment and the receipt of a copy of the Indenture. Lessee also acknowledges that, so long as any Certificates are outstanding, all rights of Lessor under this Lessee shall be exercised only by the Indenture Trustee, as assignee of Lessor's rights under this Lease pursuant to the Indenture, subject, however, to Section 8.01 of the Indenture. Notwithstanding any other provision of this Lease or the Participation Agreement to the contrary, Stipulated Loss Value and Termination Value shall not be adjusted to be below the amounts required to pay in full, as of the date of payment thereof, the aggregate unpaid principal amount of the Certificates outstanding on such date of payment, together with the accrued and unpaid interest thereon.

          SECTION 24. Investment of Security Funds. Any amounts not payable to
                      ----------------------------
Lessee or any Permitted Sublessee as the case may be (which amounts shall be paid to or retained by Lessor (or, so long as the Indenture shall be in effect, the Indenture Trustee)), (a) pursuant to any provision of Section 10 or 11 or this Section 24 solely because an Event of Default or a Payment or Bankruptcy Default shall have occurred and be continuing or because Lessee shall not have performed in full its obligations under Section 10 or (b) pursuant to the second to the last sentence of Section 4 solely because an Event of Default shall have occurred and be continuing, shall, in each case, be held by Lessor (or, so long as the Indenture shall be in effect, the Indenture Trustee) as security for the obligations of Lessee under this Lease and the other Operative Documents. At such time as no Event of Default, Payment or Bankruptcy Default or failure to perform shall be continuing, such amounts, net of any amounts previously applied to Lessee's obligations hereunder or under the Participation Agreement, shall be paid to Lessee or such sublessee or transferee, as the case may be. Any such amounts which are held by Lessor (or, so long as the Indenture shall be in effect, the Indenture Trustee) pending payment to Lessee or such sublessee or transferee, as the case may be, shall, until paid to Lessee or such sublessee or transferee, as the case may be, as provided hereunder or, as long as the Indenture is in effect, until applied against Lessee's obligations herein and under the Participation Agreement and distributed as provided in the Indenture or (after the Indenture is no longer in effect) in connection with any exercise of remedies hereunder, be invested by Lessor as directed from time to time in writing by Lessee and at the expense and risk of Lessee, in the following securities (which securities shall mature within 30 days of the date of purchase thereof):

          (a)  direct obligations of the United States of America, or

          (b)  obligations fully guaranteed by the United States of America, or

          (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits or a deposit account with, any bank, trust company or national banking association incorporated or doing business under the laws of the United

     States of America or one of the states thereof (which may include Wilmington Trust Company, the Indenture Trustee or any of their respective Affiliates), having a combined capital and surplus of at least $100,000,000 and a rating of "B" or better from Thomson BankWatch or IBCA Ltd., or

          (d) commercial paper issued by companies (which may include Wilmington Trust Company, the Indenture Trustee or any of their respective Affiliates) in the United States which directly issue their own commercial paper and which are doing business under the laws of the United States of America or one of the states thereof and having a rating assigned to such commercial paper by a nationally recognized statistical rating organization in the United States of America equal to the highest rating assigned by such organization, or

          (e) obligations of the type described in clauses (a) through (d) above, purchased from any bank, trust company or banking association referred to in clause (c) above (which may include the Bank, the Indenture Trustee or any of their respective Affiliates) pursuant to fully collateralized repurchase agreements obligating such bank, trust company or banking association to repurchase any such obligation not later than 90 days after the purchase of any such obligation, or

          (f)  overnight federal funds.

Any gain (including interest received) realized as the result of any such investment (net of any fees, taxes, commissions and other expenses, if any, incurred in connection with such investment) shall be applied in the same manner as the principal invested. Lessee will promptly pay to Lessor (or, so long as the Indenture shall be in effect, the Indenture Trustee), on demand, the amount of any loss realized as the result of any such investment (together with any fees, taxes, commissions and other expenses, if any, incurred in connection with such investment).

          SECTION 25. Separate Counterparts. This Lease may be executed by the
                      ---------------------
parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. To the extent that this Lease constitutes chattel paper, as such term is defined in the Uniform Commercial Code as in effect in any applicable jurisdiction, no security interest in this Lease may be perfected through the transfer or possession of any counterpart other than the counterpart marked as the "Original" and containing the receipt therefor executed by the Indenture Trustee on the signature page thereof.

          SECTION 26. Incorporation by Reference. The provisions of Section 6(b)
                      --------------------------
and 6(c) of the Participation Agreement and the provisions of the Indemnity Agreement are incorporated herein by reference (but solely for the benefit of the Owner Participant) with the same effect as if set forth herein in their entirety.

     IN WITNESS WHEREOF, Lessor and Lessee have each caused this Agreement to be duly executed as of the day and year first written above.


                                        LESSOR

                                        WILMINGTON TRUST COMPANY,
                                          not in its individual
                                          capacity, except as
                                          otherwise expressly provided
                                          herein, but solely as Owner
                                          Trustee



                                        By:____________________________
                                           Title:


                                        LESSEE

                                        DELTA AIR LINES, INC.



                                        By:____________________________
                                           Title:

                                                          EXHIBIT A to
                                                          Lease Agreement
                                                          (DELTA 1994-1)



                            TERMINATION VALUES AND
                            ----------------------
                            STIPULATED LOSS VALUES
                            ----------------------




                     [Intentionally omitted as containing
                      confidential financial information]

                                                          EXHIBIT B to
                                                          Lease Agreement
                                                          (Delta 1994-1)


                         LIST OF FOREIGN AIR CARRIERS
                         ----------------------------

                      (Subject to revision in accordance
                        with Section 7(b) of the Lease)


Air Lingus                         Japan Air Lines
Air Canada                         Japan Air System
Air France                         KLM
Air Inter                          Linjeflyg
Air New Zeland                     Lufthansa
Alitalia                           Luxair
All Nippon Airways                 LTU
ALM                                Maersk Air
Ansett                             Malaysian Airline System
Australian Airlines                Martinair
Austrian Airlines                  Monarch
Braathens S.A.F.E.                 QANTAS
Brittannia Airways                 Sabena
British Airways                    SAS
British Midland                    Singapore Airlines
Canadian Airlines International    Swissair
Cathay Pacific Airways             TAP Air Portugal
Condor Flugdienst                  Thai Airways
Finnair                            UTA
Iberia
Icelandair

                                                          EXHIBIT C to
                                                          Lease Agreement
                                                          (DELTA 1994-1)


                                  BASIC RENT
                                  ----------



                     [Intentionally omitted as containing
                      confidential financial information]

                                                          EXHIBIT D to
                                                          Lease Agreement
                                                          (DELTA 1994-1)


                            REDELIVERY CERTIFICATE
                            ----------------------

ACKNOWLEDGMENT
--------------

     Wilmington Trust Company, as Owner Trustee (the "Lessor"), hereby acknowledges and certifies to Delta Air Lines, Inc. (the "Lessee") that the condition of the McDonnell Douglas MD-11 airframe, FAA Registration No. N811DE, equipped with three Pratt & Whitney PW4460 jet engines (collectively, the "Aircraft") fully complies with the terms and provisions of the Lease Agreement, dated as of April 1, 1994 (the "Lease"), as amended and restated as of March 1, 1996, between Lessor and Lessee, and does hereby further acknowledge that such Aircraft satisfies the terms and conditions for redelivery under the Lease, including, without limitation, Sections 5 and 7 thereof.

          Acknowledged this ____ day of _______________.



[OWNER PARTICIPANT]                         WILMINGTON TRUST COMPANY,
                                                as Owner Trustee


By:___________________                      By:___________________
Its:__________________                      Its:__________________

********************************************************************************

RECEIPT
-------

     Wilmington Trust Company, as Owner Trustee (the "Lessor"), hereby acknowledges delivery to and receipt by it of one McDonnell Douglas MD-11 airframe, FAA Registration No. N811DE, equipped with three Pratt & Whitney PW4460 jet engines, from Delta Air Lines, Inc. (Lessee) at ___________________________________, on _____________________________.

[OWNER PARTICIPANT]                         WILMINGTON TRUST COMPANY,
                                                as Owner Trustee


By:___________________                      By:___________________
Its:__________________                      Its:__________________

                                      D-1